Registration Statement No. 333-264388

Filed Pursuant to Rule 424(b)(2)

Amendment No. 5 dated December 27, 2023 to the Pricing Supplement dated November 12, 2019 to the Product Supplement dated November 12, 2019, the Prospectus dated May 26, 2022 and the Series E Senior Medium-Term Notes Prospectus Supplement dated September 23, 2018

Issued by Bank of Montreal

5,000,000 Notes

MicroSectors™ FANG+™ ETNs due January 8, 2038*

This pricing supplement relates to the MicroSectors™ FANG+™ Exchange Traded Notes due January 8, 2038 (the “notes”) that Bank of Montreal may issue from time to time. The return on the notes is linked to the performance of the gross total return version of the NYSE® FANG+™ Index (the “Index”), as described in this pricing supplement. The Index is an equal-dollar weighted index designed to represent a segment of the technology, media & communications and consumer discretionary sectors consisting of highly-traded growth stocks of technology and tech-enabled companies. The Index currently has 10 constituents.

The notes are unsecured and unsubordinated obligations of Bank of Montreal. On December 27, 2023, the closing price of the notes on the NYSE Arca was $38.1170 per note, and the closing Indicative Note Value per note was $38.11. The notes do not bear interest.

The notes do not guarantee any return of principal at maturity, call or upon early redemption. Instead, you will receive a cash payment in U.S. dollars at maturity, a call by us, or redemption at your option, based on the performance of the Index, less a Daily Investor Fee that will accrue at the rate of 0.58% per annum, and, if upon early redemption, a redemption fee amount of 0.125% of the Indicative Note Value. Because the Daily Investor Fee may substantially reduce the amount of your investment at maturity, call or upon redemption, the level of the Index must increase significantly in order for you to receive at least the principal amount of your investment at maturity, call or upon redemption, or if you sell your notes. You may lose some or all of your principal. Please see the “Summary” section below for important information relating to the terms and conditions of the notes.

The notes are listed on the NYSE Arca, Inc., under the ticker symbol “FNGS.” The notes initially settled on November 15, 2019.

An investment in the notes involves significant risks and is not appropriate for every investor. Investors should regularly monitor their holdings of the notes to ensure that they remain consistent with their investment strategies. Any payment on the notes is subject to the credit risk of Bank of Montreal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

Investing in the notes involves risks, including those described in the “Risk Factors” section beginning on page PS-10 of this pricing supplement, and the “Risk Factors” sections beginning on page PS-6 of the product supplement, page S-1 of the prospectus supplement and on page 8 of the prospectus.

The notes are our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.

BMO CAPITAL MARKETS

Page

Pricing Supplement

You should read this pricing supplement together with the product supplement ETN 1x dated November 12, 2019, the prospectus supplement dated September 23, 2018 and the prospectus dated May 26, 2022. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes. The contents of any website referred to in this pricing supplement are not incorporated by reference in this pricing supplement, the accompanying product supplement, prospectus supplement or prospectus.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement ETN 1x dated November 12, 2019: https://www.sec.gov/Archives/edgar/data/927971/000121465919007021/m114190424b5.htm
•	Prospectus supplement dated September 23, 2018: https://www.sec.gov/Archives/edgar/data/927971/000119312518280416/d624491d424b5.htm
•	Prospectus dated May 26, 2022: https://www.sec.gov/Archives/edgar/data/927971/000119312522160519/d269549d424b5.htm

Since the date that the notes were initially issued, we have prepared a new “base” prospectus dated May 26, 2022. Accordingly, please note that references in the prospectus supplement to the “prospectus” will be deemed to refer to the prospectus dated May 26, 2022.

Our Central Index Key, or CIK, on the SEC website is 927971. As used in this pricing supplement, “we,” “us” or “our” refers to Bank of Montreal.

The notes described in this pricing supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus. You should read these documents in full, including the information in the “Risk Factors” sections, before making an investment decision.

Issuer:	Bank of Montreal

Principal Amount:

$12.50 per note ($62,500,000 in aggregate principal amount, representing 5,000,000 notes expected to be outstanding as of December 29, 2023), after giving effect to a 4-for-1 split that became effective on February 12, 2021)

Initial Trade Date:	November 12, 2019

Initial Issue Date:	November 15, 2019

Term:	20 years, subject to your right to require us to redeem your notes on any Redemption Date, our call right or our right to extend the maturity date, each as described below.

Maturity Date*:

January 8, 2038, which is scheduled to be the third Business Day following the last Index Business Day in the Final Measurement Period. The Maturity Date for the Notes may be extended at our option for up to two additional 5-year periods, as described in the product supplement. The Maturity Date is also subject to adjustment as described below and under “Specific Terms of the Notes — Market Disruption Events” in the product supplement.

Listing:	The notes are listed on the NYSE Arca, Inc. (the “NYSE”) under the ticker symbol listed below. The CUSIP and ISIN numbers, and the Intraday Indicative Value ticker symbol, for the notes are:

Ticker Symbol	CUSIP Number	ISIN Number	Intraday Indicative Value Symbol
FNGS	06368B504	US06368B5049	FNGSIV

If an active secondary market develops, we expect that investors will purchase and sell the notes primarily in this secondary market.

Interest Payments:	None

Index:	The return on the notes is linked to the performance of the gross total return version of the NYSE® FANG+™ Index, minus the applicable fees. The Index is an equal-dollar weighted index designed to represent a segment of the technology , media & communications and consumer discretionary sectors consisting of highly-traded growth stocks of technology and tech-enabled companies. The Index currently has 10 constituents.

Interest Payments:	None.

Payment at Maturity/ Cash Settlement Amount:	If you hold your notes to maturity, you will receive a cash payment in U.S. dollars at maturity in an amount equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Final Measurement Period. This amount will not be less than $0.

Final Measurement Period:	The five (5) Index Business Days from and including the Calculation Date, subject to adjustment as described under “Additional Terms of the Notes—Market Disruption Events” in the product supplement.

Calculation Date:	December 29, 2037, unless such day is not an Index Business Day, subject to adjustment if that day is not an Index Business Day.

PS-1

Indicative Note Value:	On the Initial Trade Date, the Indicative Note Value of each note was equal to the Principal Amount of $50. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the closing Indicative Note Value will equal (a) the Long Index Amount on that Exchange Business Day minus (b) the Daily Investor Fee on such Exchange Business Day; provided that if such calculation results in a value equal to or less than $0, the closing Indicative Note Value will be $0. If the closing Indicative Note Value is $0 on any Exchange Business Day or the Intraday Indicative Value at any time during an Exchange Business Day is equal to or less than $0, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Indicative Note Value is $0, the Cash Settlement Amount will be $0. On February 12, 2021, we effected a 4-for-1 split of the notes. The closing Indicative Value of the Notes on February 11, 2020 was divided by 4 to determine the split-adjusted Indicative Note Value.

Long Index Amount:	On the Initial Trade Date, the Long Index Amount was equal to the principal amount of $50. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Long Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Index Performance Factor on such Exchange Business Day.

Index Performance Factor:	On the Initial Trade Date, the Index Performance Factor was 1. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Index Performance Factor will equal (a) the Index Closing Level on that Exchange Business Day (or, if such day is not an Index Business Day, the Index Closing Level on the immediately preceding Index Business Day) divided by (b) the Index Closing Level on the immediately preceding Index Business Day, as determined by the Calculation Agent. If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agent will determine the Index Performance Factor for the notes on each such Index Business Day using an appropriate closing level of the Index for each such Index Business Day, taking into account the nature and duration of such Market Disruption Event.

Daily Investor Fee:	On the Initial Trade Date, the Daily Investor Fee was $0. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Daily Investor Fee will equal the product of (a) the Indicative Note Value at the close of the immediately preceding Exchange Business Day times (b) the Fee Rate divided by (c) 365 times (d) the number of calendar days since the last Exchange Business Day. Because the Daily Investor Fee is subtracted from the closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Fee Rate specified below. Because the net effect of the Daily Investor Fee is a fixed percentage of the value of the notes, the aggregate effect of the Daily Investor Fee will increase or decrease in a manner directly proportional to the value of the notes and the amount of notes that are held.

Fee Rate:	0.58% per annum

Call Right:	On any Index Business Day, we may give notice that we will redeem all of the issued and outstanding notes. To exercise our call right, we must provide notice to the holders prior to the Call Settlement Date, as set forth below, and in the product supplement. If we exercise our Call Right, you will receive a cash payment equal to the Call Settlement Amount, which will be paid on the Call Settlement Date. The Call Settlement Date will be the fifth Business Day following the last Index Business Day in the Call Measurement Period.

Call Settlement Amount:	If we exercise our Call Right, for each note, you will receive on the Call Settlement Date a cash payment equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Call Measurement Period.

If we issue a call notice, the “Call Calculation Date” will be the next Index Business Day after the call notice is issued. The Call Settlement Date will be the fifth Business Day following the last Index Business Day in the Call Measurement Period. The Call Measurement Period will be a period of five (5) consecutive Index Business Days from and including the Call Calculation Date, subject to adjustment as described in the product supplement under “Additional Terms of the Notes — Market Disruption Events.”

PS-2

Early Redemption:	Subject to your compliance with the procedures described in the product supplement under “Additional Terms of the Notes — Early Redemption at the Option of the Holders,” upon early redemption, you will receive per note a cash payment on the relevant Redemption Date equal to (a) the Indicative Note Value as of the Redemption Measurement Date minus (b) the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.”

Final Redemption Date:	The final Redemption Date will be the last scheduled Index Business Day prior to the Calculation Date or Call Calculation Date, as applicable.

Redemption Fee Amount:	As of any Redemption Date, an amount per note in cash equal to the product of (a) 0.125% and (b) the Indicative Note Value. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. In exercising your right to have us redeem your notes, you should not assume you will be entitled to the benefit of any such waiver.

Minimum Redemption Amount:	At least 25,000 notes. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your notes for redemption with those of other investors to reach this minimum amount; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the notes at the time the reduction becomes effective.

Initial Index Level:	2,871.17, which was the Index Closing Level on the Initial Trade Date.

Index Closing Level:	On any Index Business Day, the closing level of the Index as reported on Bloomberg under the symbol “NYFANGT<Index>,” subject to adjustment as described in the product supplement under “Additional Terms of the Notes — Market Disruption Events.”

Intraday Indicative Value:	The Intraday Indicative Value of the notes at any time during an Exchange Business Day will equal (a) the Intraday Long Index Amount minus (b) the Daily Investor Fee; provided that if such calculation results in a value equal to or less than $0, the Intraday Indicative Value will be $0. If the Intraday Indicative Value is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0.

Intraday Long Index Amount:	The Intraday Long Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Intraday Index Performance Factor.

Intraday Index Performance Factor:	The Intraday Index Performance Factor will equal (a) the most recently published level of the Index divided by (b) the Index Closing Level on the immediately preceding Index Business Day.

Calculation Agent:	BMO Capital Markets Corp.

ERISA:	A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code. Please see the section of the prospectus, "Employee Retirement Income Security Act."

PS-3

No Conversion into Common Shares:	The notes will not be subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (the “CDIC Act”).

Because your investment in the notes is linked to the performance of the Index, any decrease in the level of the Index will result in a decrease in the Cash Settlement Amount, Call Settlement Amount or Redemption Amount, as applicable (before taking into account the Daily Investor Fee) and you may receive less than your original investment in the notes at maturity, call or upon redemption, or if you sell your notes in the secondary market. Because the Daily Investor Fee may substantially reduce the amount of your return at maturity, call or upon redemption, the level of the Index must increase significantly in order for you to receive at least the principal amount of your investment at maturity, call or upon redemption, or if you sell your notes. If the level of the Index decreases or does not increase sufficiently to offset the negative effect of the Daily Investor Fee, you will receive less than the principal amount of your investment at maturity, call or upon redemption, or if you sell your notes.

After the Initial Trade Date, we may sell from time to time a portion of the notes at prices that are based on the Indicative Note Value at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the notes are sold to the public, less any commissions paid to BMOCM. BMOCM may charge normal commissions in connection with any purchase or sale of the notes. In addition, BMOCM may receive a portion of the Daily Investor Fee. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” for more information.

If there is a substantial demand for the notes, we may issue and sell additional notes to BMOCM, and BMOCM may sell those notes to investors and dealers, potentially frequently. However, we and BMOCM are under no obligation to issue or sell additional notes at any time, and if we and BMOCM do issue and sell additional notes, we or BMOCM may limit or restrict such sales, and we may stop and subsequently resume selling additional notes at any time. Furthermore, the stated principal amount of the notes stated at the top of the cover page of this pricing supplement is the maximum amount of the notes that we have currently authorized for issuance. Although we have the right to increase the authorized amount of the notes at any time, it is our current intention not to issue more than the current maximum authorized amount of the notes, even if there is substantial market demand for additional notes. We may also reduce the maximum authorized amount of the notes at any time, and we have no obligation to issue up to the maximum authorized amount.

*This Amendment No. 5 to the pricing supplement (as amended, the “pricing supplement”) relates to a maximum aggregate principal amount of $62,500,000 of the notes (representing 5,000,000 notes), $56,250,000 aggregate principal amount of which were previously issued, and which we refer to as the “original notes,” and an additional $6,250,000 in principal amount that we expect to issue on December 29, 2023, and which we refer to as the “reopened notes.” The reopened notes will be sold from time to time at the various prices described above. See “Supplemental Plan of Distribution– Reissuances or Reopened Issues.”

Understanding the Value of the Notes

The initial offering price of the notes was determined at the inception of the notes. The initial offering price and the Intraday Indicative Value are not the same as the trading price, which is the price at which you may be able to sell your notes in the secondary market, or the Redemption Amount, which is the amount that you will receive from us in the event that you choose to have your notes repurchased by us. An explanation of each type of valuation is set forth below.

Initial Offering Price to the Public. The initial offering price to the public was equal to the original aggregate principal amount of the notes. The initial offering price reflects the value of the notes only on the Initial Trade Date.

PS-4

Intraday Indicative Value. The Intraday Indicative Value of the notes at any time during an Exchange Business Day will equal (a) the Intraday Long Index Amount minus (b) the Daily Investor Fee; provided that if such calculation results in a value equal to or less than $0, the Intraday Indicative Value will be $0. If the Intraday Indicative Value is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. The Intraday Long Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Intraday Index Performance Factor. The Intraday Index Performance Factor will equal (a) the most recently published level of the Index divided by (b) the Index Closing Level on the immediately preceding Index Business Day.

The Intraday Indicative Value is not the same as, and may differ from, the amount payable upon an early redemption, call or at maturity and the trading price of the notes in the secondary market. Because the Intraday Indicative Value uses an intraday Index level for its calculation, a variation in the intraday level of the Index from the previous Index Business Day’s Index Closing Level may cause a significant variation between the closing Indicative Note Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value may vary significantly from the previous or next Index Business Day’s closing Indicative Note Value or the price of the notes purchased intraday. The Intraday Indicative Value for the notes is published every 15 seconds to the Consolidated Tape and ICE Data Global Index Feed, and will be available on Bloomberg under the ticker symbol indicated herein.

Trading Price. The market value of the notes at any given time, which we refer to as the trading price, is the price at which you may be able to buy or sell your notes in the secondary market, if one exists. The trading price may vary significantly from the Intraday Indicative Value, because the market value reflects investor supply and demand for the notes.

Redemption Amount. The Redemption Amount is the price per note that we will pay you to redeem the notes upon your request. The Redemption Amount is calculated according to the formula set forth above. The Redemption Amount may vary significantly from the Intraday Indicative Value and the trading price of the notes.

Because the Redemption Amount is based on the Index Closing Level at the end of the Index Business Day after a notice of redemption is received, you will not know the Redemption Amount you will receive at the time you elect to request that we redeem your notes.

Ticker Symbols

Trading price:	FNGS
Intraday indicative value:	FNGSIV
Intraday Index value:	NYFANGT<Index>

PS-5

Selected Risk Considerations

An investment in the notes involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” below.

•	You may lose some or all of your principal — The notes do not guarantee any return on your initial investment. The notes are exposed to the risk of any decrease in the level of the Index. Because the Daily Investor Fee reduces your final payment, the level of the Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to increase by an amount at least equal to the percentage of the Principal Amount represented by the Daily Investor Fee and any Redemption Fee Amount in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your notes, that is equal to at least the Principal Amount. If the increase in the level of the Index during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, is insufficient to offset the cumulative negative effect of the Daily Investor Fee and any Redemption Fee Amount, you will lose some or all of your investment at maturity or call, or upon early redemption. This loss may occur even if the Index Closing Levels during the Final Measurement Period or Call Measurement Period, on a Redemption Measurement Date, or when you elect to sell your notes, are greater than the Initial Index Level.

•	Potential total loss of value — If the closing Indicative Note Value of the notes is equal to or less than $0 on any Exchange Business Day, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Intraday Indicative Value of the notes is equal to or less than $0 at any time on any Index Business Day, then both the Intraday Indicative Value of the notes and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. If the Indicative Note Value is $0, the Cash Settlement Amount will be $0.

•	Market risk — The return on the notes, which may be positive or negative, is linked to the performance of the Index, as measured by the Index Performance Factor, and which, in turn, is affected by a variety of market and economic factors affecting the Index constituents, such as interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

•	Credit of issuer — The notes are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the notes, including any payment at maturity, call or upon early redemption, depends on the ability of Bank of Montreal to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Bank of Montreal will affect the market value, if any, of the notes prior to maturity, call or early redemption. In addition, in the event Bank of Montreal was to default on its obligations, you may not receive any amounts owed to you under the terms of the notes.

•	The Index has a limited actual performance history — The Index was launched on September 26, 2017. Because the Index is of recent origin and limited actual historical performance data exists with respect to it, your investment in the notes may involve a greater risk than investing in securities linked to one or more indices with a more established record of performance.

•	The Index lacks diversification and is concentrated in two sectors, and has a limited number of Index constituents — All of the stocks included in the Index are issued by companies whose primary lines of business are in the technology, media & communications and consumer discretionary sectors. As a result, the notes will not benefit from the diversification that could result from an investment linked to an index of companies that operate in multiple sectors. Each of the Index constituents represents 10% of the weight of the Index as of each quarterly reconstitution date (based on the current 10 Index constituents). Any reduction in the market price of any of those stocks is likely to have a substantial adverse impact on the Index Closing Level and the value of the notes.

PS-6

•	A trading market for the notes may not develop — Although the notes are listed on the NYSE, a trading market for the notes may not develop. Certain of our affiliates may engage in limited purchase and resale transactions in the notes, although they are not required to and may stop at any time. We are not required to maintain any listing of the notes on the NYSE or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the notes. We may suspend or cease sales of the notes at any time, at our discretion. Therefore, the liquidity of the notes may be limited.

•	The Intraday Indicative Value is not the same as the trading price of the notes in the secondary market —The Intraday Indicative Value of the notes is calculated by ICE Data Indices, LLC and published every 15 seconds on each Exchange Business Day during normal trading hours to the Consolidated Tape and ICE Data Global Index Feed, and will be available on Bloomberg under the ticker symbol FNGSIV so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value calculation uses, for the Intraday Index Performance Factor, the intraday Index level as of the time of calculation, which could adversely affect the value of the notes. See “Intraday Value of the Index and the Notes — Intraday Indicative Note Values.” The trading price of the notes at any time is the price at which you may be able to sell your notes in the secondary market at that time, if one exists. The trading price of the notes at any time may vary significantly from the Intraday Indicative Value of the notes at that time.

•	Paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event one sells the notes at a time when such premium is no longer present in the market place or the notes are called — Paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event one sells the notes at a time when that premium is no longer present in the market place or if the notes are called, in which case investors will receive a cash payment in an amount based on the arithmetic mean of the closing Indicative Note Value of the notes on each Index Business Day during the Call Measurement Period. We may, without providing you notice or obtaining your consent, create and issue notes in addition to those offered by this pricing supplement having the same terms and conditions as the notes. However, we are under no obligation to sell additional notes at any time, and we may suspend issuance of new notes at any time and for any reason without providing you notice or obtaining your consent. If we limit, restrict or stop sales of additional notes, or if we subsequently resume sales of such additional notes, the price and liquidity of the notes could be materially and adversely affected, including an increase or decline in the premium purchase price of the notes over the Intraday Indicative Value. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the notes.

•	Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as an agent of the issuer for the offering of the notes, making certain calculations and determinations that may affect the value of the notes and hedging our obligations under the notes. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the notes, which creates an additional incentive to sell the notes to you. Our affiliates will, among other things, calculate the arithmetic mean of the closing Indicative Note Values and the Redemption Fee Amount, where applicable, make determinations with respect to Market Disruption Events, splits and reverse splits of the notes and the replacement of the Index with a successor index. Any exercise by us of our Call Right could present a conflict between your interest in the notes and our interests in determining whether to call the notes. We have no obligation to ensure that investors will not lose all or a portion of their investment in the notes upon a call. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the notes.

•	Call right — We may elect to redeem all of the outstanding notes on any Index Business Day after the Initial Trade Date, as described above and in the product supplement under “Additional Terms of the Notes — Call Right.” If we exercise our Call Right, the Call Settlement Amount may be less than the principal amount of your notes.

•	Minimum redemption amount — You must elect to redeem at least 25,000 notes for us to repurchase your notes, unless we determine otherwise or your broker or other financial intermediary bundles your notes for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, the liquidity of the notes may be limited.

PS-7

•	Your redemption election is irrevocable — You will not be able to rescind your election to redeem your notes after your redemption notice is received by us. Accordingly, you will be exposed to market risk if the level of the Index decreases after we receive your offer and the Redemption Amount is determined on the Redemption Measurement Date. You will not know the Redemption Amount at the time that you submit your irrevocable redemption notice.

•	Owning the notes is not the same as owning any of the Index constituents — The return on the notes may not reflect the return you would realize if you actually owned any of the Index constituents.

•	Uncertain tax treatment — Significant aspects of the tax treatment of the notes are uncertain. You should consult your own tax advisor about your own tax situation.

PS-8

The notes may be a suitable investment for you if:

•     You seek an investment with a return linked to the performance of the Index, in which case you are willing to accept the risk of fluctuations in the technology , media & communications and consumer discretionary sectors.

•     You believe the level of the Index will increase during the term of the notes by an amount sufficient to offset the Daily Investor Fee and any Redemption Fee Amount.

•     You are willing to accept the risk that you may lose some or all of your investment.

•     You are willing to hold securities that may be redeemed early by us, under our call right.

•     You are willing to forgo dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index.

•     You understand that the trading price of the notes at any time may vary significantly from the Intraday Indicative Value of the notes at such time and that paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event you sell the notes at a time when that premium is no longer present in the market place or the notes are called.

•     You are willing to actively and frequently monitor your investment in the notes.

•     You are willing to accept the risk that the price at which you are able to sell the notes may be significantly less than the amount you invested.

•     You do not seek a pre-determined amount of current income from your investment.

•     You are not seeking an investment for which there will be an active secondary market.

•     You are comfortable with the creditworthiness of Bank of Montreal, as issuer of the notes.

The notes may not be a suitable investment for you if:

•     You believe that the level of the Index will decrease during the term of the notes or the level of the Index will not increase by an amount sufficient to offset the Daily Investor Fee and any Redemption Fee Amount.

•     You are not willing to accept the risk that you may lose some or all of your investment.

•     You are not willing to hold securities that may be redeemed early by us, under our call right.

•     You do not seek an investment with a return linked to the performance of the Index, in which case you are not willing to accept the risk of fluctuations in the technology , media & communications and consumer discretionary sectors.

•     You do not understand that the trading price of the notes at any time may vary significantly from the Intraday Indicative Value of the notes at such time and that paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event you sell the notes at a time when that premium is no longer present in the market place or the notes are called.

•     You are not willing to forgo dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index.

•     You are not willing to actively and frequently monitor your investment in the notes.

•     You are not willing to accept the risk that the price at which you are able to sell the notes may be significantly less than the amount you invested.

•     You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

•     You seek an investment for which there will be an active secondary market.

•     You are not comfortable with the creditworthiness of Bank of Montreal as issuer of the notes.

PS-9

RISK FACTORS

Your investment in the notes will involve certain risks. The notes are not secured debt and do not guarantee any return of principal at, or prior to, maturity, call or upon early redemption. As described in more detail below, the trading price of the notes may vary considerably before the maturity date. Investing in the notes is not equivalent to investing directly in the Index constituents or any securities of the constituent issuers. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. In addition to the risk factors beginning on page PS-6 of the product supplement, page S-1 of the prospectus supplement and page 8 of the prospectus, you should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes do not guarantee the return of your investment.

The notes may not return any of your investment. The amount payable at maturity, call or upon early redemption, will reflect the performance of the Index minus the Daily Investor Fee and, in the case of an early redemption, the Redemption Fee Amount. These amounts will be determined as described in this pricing supplement. Because the Daily Investor Fee and any Redemption Fee Amount reduce your final payment, the Index Closing Levels, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to have increased over the term of the notes by an amount sufficient to offset the decrease in the principal amount represented by the Daily Investor Fee and any Redemption Fee Amount in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your notes, that is equal to at least the principal amount of your notes. If the increase in the Index Closing Levels, as measured during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, is insufficient to offset the cumulative negative effect of the Daily Investor Fee and the Redemption Fee Amount, if applicable, you will lose some or all of your investment at maturity, call or upon early redemption. This loss may occur even if the Index Closing Levels during the Final Measurement Period or Call Measurement Period, on a Redemption Measurement Date, or when you elect to sell your notes, are greater than the Initial Index Level.

If the Intraday Indicative Value of the notes is equal to or less than $0 at any time during an Exchange Business Day, or the closing Indicative Note Value is equal to or less than $0, you will lose all of your investment in the notes.

If the closing Indicative Note Value or the Intraday Indicative Value of the notes is equal to or less than $0, then the notes will be permanently worth $0 (a total loss of value) and you will lose all of your investment in the notes and the Cash Settlement Amount will be $0. We would be likely to call the notes under these circumstances, and you will not receive any payments on the notes.

Even if the Index Closing Levels during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, are greater than the Initial Index Level, you may receive less than the principal amount of your notes due to the Daily Investor Fee and the Redemption Fee Amount, if applicable.

The amount of the Daily Investor Fee and any Redemption Fee Amount, will reduce the payment, if any, you will receive at maturity, call or upon early redemption, or if you sell your notes. If you elect to require us to redeem your notes prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the Indicative Note Value. If the Index Closing Levels, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, have increased insufficiently to offset the cumulative negative effect of the Daily Investor Fee and any Redemption Fee Amount, you will receive less than the principal amount of your investment at maturity, call or upon early redemption of your notes.

PS-10

The notes are subject to our credit risk.

The notes are subject to our credit risk, and our credit ratings and credit spreads may adversely affect the market value of the notes. The notes are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Investors are dependent on our ability to pay all amounts due on the notes at maturity, call or upon early redemption or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the notes. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the notes. However, because the return on the notes is dependent upon certain factors in addition to our ability to pay our obligations on the notes, an improvement in our credit ratings will not reduce the other investment risks related to the notes. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the notes.

The notes are subject to our Call Right, which does not allow for participation in any future performance of the Index. The exercise of our Call Right may adversely affect the value of, or your ability to sell, your notes. We may call the notes prior to the maturity date.

We have the right to call the notes prior to maturity. You will only be entitled to receive a payment on the Call Settlement Date equal to the Call Settlement Amount. The Call Settlement Amount may be less than the stated principal amount of your notes. You will not be entitled to any further payments after the Call Settlement Date, even if the Index level increases substantially after the Call Measurement Period. In addition, the issuance of a notice of our election to exercise our call right may adversely impact your ability to sell your notes, and/or the price at which you may be able to sell your notes prior to the Call Settlement Date. We have no obligation to ensure that investors will not lose all or a portion of their investment in the notes if we call the notes; consequently, a potential conflict between our interests and those of the noteholders exists with respect to our Call Right.

If we exercise our right to call the notes prior to maturity, your payment on the Call Settlement Date may be less than the Indicative Note Value at the time we gave the notice of our election to call the notes.

As discussed above, we have the right to call the notes on or prior to the Maturity Date. The Call Settlement Amount will be payable on the Call Settlement Date and we will provide notice prior to the Call Settlement Date of our election to exercise our call of the notes. The Call Settlement Amount per note will be based principally on the closing Indicative Note Value on each Index Business Day during the Call Measurement Period. The Call Measurement Period will be a period of five (5) consecutive Index Business Days from, and including, the Call Calculation Date. The Call Calculation Date will be a date specified in our call notice, subject to postponement if such date is not an Index Business Day or in the event of a Market Disruption Event. It is possible that the market prices of the Index constituents, and, as a result, the Index Closing Level and the Indicative Note Value, may vary significantly between when we provide the notice of our intent to call the notes and the Call Calculation Date, including potentially as a result of our trading activities during this period, as described further under “We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.” As a result, you may receive a Call Settlement Amount that is significantly less than the Indicative Value at the time of the notice of our election to call the notes and may be less than your initial investment in the notes.

The notes do not pay any interest, and you will not have any ownership rights in the Index constituents.

The notes do not pay any interest, and you should not invest in the notes if you are seeking an interest-bearing investment. You will not have any ownership rights in the Index constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index. The Cash Settlement Amount, the Call Settlement Amount, or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any shares of the Index constituents.

PS-11

The Index Closing Level used to calculate the payment at maturity, call or upon a redemption may be less than the Index Closing Level on the Maturity Date, Call Settlement Date or at other times during the term of the notes.

The Index Closing Level on the Maturity Date, Call Settlement Date or at other times during the term of the notes, including dates near the Final Measurement Period or the Call Measurement Period, as applicable, could be greater than any of the Index Closing Levels during the Final Measurement Period or Call Measurement Period, as applicable. This difference could be particularly large if there is a significant increase in the Index Closing Level after the Final Measurement Period or the Call Measurement Period, as applicable, or if there is a significant decrease in the Index Closing Level around the Final Measurement Period or the Call Measurement Period, as applicable, or if there is significant volatility in the Index Closing Levels during the term of the notes.

There are restrictions on the minimum number of notes you may request that we redeem and the dates on which you may exercise your right to have us redeem your notes.

If you elect to require us to redeem your notes, you must request that we redeem at least 25,000 notes on any Business Day through and including the Final Redemption Date. If you own fewer than 25,000 notes, you will not be able to elect to require us to redeem your notes. Your request that we redeem your notes is only valid if we receive your Redemption Notice by email no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed Redemption Confirmation by 5:00 p.m., New York City time, that same day. If we do not receive such notice and confirmation, your redemption request will not be effective and we will not redeem your notes on the corresponding Redemption Date.

The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the notes at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Because of the timing requirements of the Redemption Notice and the Redemption Confirmation, settlement of the redemption will be prolonged when compared to a sale and settlement in the secondary market. Because your request that we redeem your notes is irrevocable, this will subject you to loss if the level of the Index decreases after we receive your request. Furthermore, our obligation to redeem the notes prior to maturity may be postponed upon the occurrence of a Market Disruption Event.

If you want to sell your notes but are unable to meet the minimum redemption requirements, you may sell your notes into the secondary market at any time, subject to the risks described below. A trading market for the notes may not develop. Also, the price you may receive for the notes in the secondary market may differ from, and may be significantly less than, the Redemption Amount.

You will not know the Redemption Amount at the time you elect to request that we redeem your notes.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your notes. Your notice to us to redeem your notes is irrevocable and must be received by us no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same day. The Redemption Measurement Date is the Index Business Day following the applicable Redemption Notice Date. You will not know the Redemption Amount until after the Redemption Measurement Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the applicable Redemption Measurement Date. As a result, you will be exposed to market risk in the event the level of the Index fluctuates after we confirm the validity of your notice of election to exercise your right to have us redeem your notes, and prior to the relevant Redemption Date.

PS-12

Significant aspects of the tax treatment of the notes are uncertain and certain aspects may make the notes less suitable for certain non-U.S. investors.

The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this pricing supplement.

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the notes even though that holder will not receive any payments with respect to the notes until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

Moreover, certain investors that are not “United States persons” for U.S. income tax purposes may incur U.S. tax obligations as a result of an investment in the notes.

Please read carefully the section entitled “Supplemental Tax Considerations” in the product supplement and in this pricing supplement. You should consult your tax advisor about your own tax situation.

Risks Relating to Liquidity and the Secondary Market

The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the notes in the secondary market.

The Intraday Indicative Value at any point in time of an Index Business Day will equal (a) the Intraday Long Index Amount minus (b) the Daily Investor Fee; provided that if such calculation results in a value equal to or less than $0, the Intraday Indicative Value will be $0. Because the Intraday Indicative Value uses an intraday Index level for its calculation, a variation in the intraday level of the Index from the previous Index Business Day’s Index Closing Level may cause a significant variation between the closing Indicative Note Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value may vary significantly from the previous or next Index Business Day’s closing Indicative Note Value or the price of the notes purchased intraday.

The trading price of the notes at any time is the price at which you may be able to sell your notes in the secondary market at such time, if one exists. The trading price of the notes at any time may vary significantly from the Intraday Indicative Value of the notes at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads, and any corresponding premium in the trading price may be reduced or eliminated at any time. Paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event the investor sells such notes at a time when that premium is no longer present in the market place or the notes are called, in which case investors will receive a cash payment based on the closing Indicative Note Value of the notes during the Call Measurement Period. See “— There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market” below. We may, without providing you notice or obtaining your consent, create and issue notes in addition to those offered by this pricing supplement having the same terms and conditions as the notes. However, we are under no obligation to sell additional notes at any time, and we may suspend issuance of new notes at any time and for any reason without providing you notice or obtaining your consent. If we limit, restrict or stop sales of additional notes, or if we subsequently resume sales of such additional notes, the price and liquidity of the notes could be materially and adversely affected, including an increase or decline in the premium purchase price of the notes over the Intraday Indicative Value of the notes. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the notes.

Publication of the Intraday Indicative Value may be delayed, particularly if the publication of the intraday Index value is delayed. See “Intraday Value of the Index and the Notes—Intraday Indicative Note Values.”

PS-13

There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market.

The notes have been listed on the NYSE Arca under the ticker symbol “FNGS.” No assurance can be given as to the continued listing of the notes for their term or of the liquidity or trading market for the notes. There can be no assurance that a secondary market for the notes will be maintained. We are not required to maintain any listing of the notes on any securities exchange.

If the notes are delisted, they will no longer trade on a national securities exchange. Trading in delisted notes, if any, would be on an over-the-counter basis. If the notes are removed from their primary source of liquidity, it is possible that holders may not be able to trade their notes at all. We cannot predict with certainty what effect, if any, a delisting would have on the trading price of the notes; however, the notes may trade at a significant discount to their indicative value. If a holder had paid a premium over the Intraday Indicative Value of the notes and wanted to sell the notes at a time when that premium has declined or is no longer present, the investor may suffer significant losses and may be unable to sell the notes in the secondary market.

The liquidity of the market for the notes may vary materially over time, and may be limited if you do not hold at least 25,000 notes.

As stated on the cover of this pricing supplement, we sold a portion of the notes on the Initial Trade Date, and the remainder of the notes may be offered and sold from time to time, through BMOCM, our affiliate, as agent, to investors and dealers acting as principals. Certain affiliates of BMOCM may engage in limited purchase and resale transactions in the notes, and we or BMOCM may purchase notes from holders in amounts and at prices that may be agreed from time to time, although none of us are required to do so. Also, the number of notes outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the notes or due to our or our affiliates’ purchases of notes in the secondary market. Accordingly, the liquidity of the market for the notes could vary materially over the term of the notes. There may not be sufficient liquidity to enable you to sell your notes readily and you may suffer substantial losses and/or sell your notes at prices substantially less than their Intraday Indicative Value or Indicative Note Value, including being unable to sell them at all or only for a minimal price in the secondary market. You may elect to require us to redeem your notes, but such redemption is subject to the restrictive conditions and procedures described in this pricing supplement, including the condition that you must request that we redeem a minimum of 25,000 notes on any Redemption Date.

We may sell additional notes at different prices, but we are under no obligation to issue or sell additional notes at any time, and if we do sell additional notes, we may limit or restrict such sales, and we may stop selling additional notes at any time.

In our sole discretion, we may decide to issue and sell additional notes from time to time at a price that is higher or lower than the stated principal amount, based on the Indicative Note Value at that time. The price of the notes in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such notes. Additionally, any notes held by us or an affiliate in inventory may be resold at prevailing market prices. However, we are under no obligation to issue or sell additional notes at any time, and if we do sell additional notes, we may limit or restrict such sales, and we may stop selling additional notes at any time. If we start selling additional notes, we may stop selling additional notes for any reason, which could materially and adversely affect the price and liquidity of such notes in the secondary market.

Any limitation or suspension on the issuance or sale of the notes by us or BMOCM may materially and adversely affect the price and liquidity of the notes in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the notes to trade at a premium over the indicative value of the notes. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Note Value could lead to significant losses if you sell those notes at a time when that premium is no longer present in the marketplace or if the notes are called at our option. If we call the notes prior to maturity, investors will receive a cash payment in an amount equal to the Call Settlement Amount, which will not include any premium. Investors should consult their financial advisors before purchasing or selling the notes, especially if they are trading at a premium.

PS-14

The value of the notes in the secondary market may be influenced by many unpredictable factors.

The market value of your notes may fluctuate between the date you purchase them and the relevant date of determination. You may also sustain a significant loss if you sell your notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the notes. We expect that, generally, the Index level on any day will affect the value of the notes more than any other single factor. The value of the notes may be affected by a number of other factors that may either offset or magnify each other.

Risks Relating to Conflicts of Interest and Hedging

Please see the discussion in the product supplement under the caption “Risk Factors—Risks Relating to Conflicts of Interest and Hedging” for important information relating to the different roles that we and our affiliates will play in connection with the offering of the notes, and the variety of conflicts of interest that may arise.

Risks Relating to the Index

The Index has limited actual historical information.

The Index was launched on September 26, 2017. Because the Index is of recent origin and limited actual historical performance data exists with respect to it, your investment in the notes may involve a greater risk than investing in securities linked to an Index with a more established record of performance. In addition, the methodology for the selection of Index constituents, together with other aspects of the Index's rules, were changed in December 2022. Accordingly, the Index's historical performance may be of limited use in considering possible future levels of the Index.

The historical performance of the Index should not be taken as an indication of its future performance. While the trading prices of the Index constituents will determine the Index level, it is impossible to predict whether the Index level will fall or rise. Trading prices of the Index constituents will be influenced by the complex and interrelated economic, financial, regulatory, geographic, judicial, tax, political and other factors that can affect the capital markets generally and the equity trading markets on which the Index constituents are traded, and by various circumstances that can influence the prices of the Index constituents. Due to the small number of Index constituents, the level of the Index may be materially affected by changes in the level of a small number of Index constituents, or even one Index constituent.

ICE Data Indices, LLC, as the Index Calculation Agent, may adjust the Index in a way that may affect its level, and the Index Calculation Agent has no obligation to consider your interests.

ICE Data Indices, LLC, as Index Calculation Agent, Index Sponsor and Index Administrator, is responsible for calculating and maintaining the Index. The Index Sponsor can add, delete or substitute an Index constituent or make other methodological changes that could change the Index level. The Index Sponsor will determine, for example, which companies have an appropriate business for inclusion in the Index. Changes to the Index constituents may affect the Index, as a newly added equity security may perform significantly better or worse than the Index constituent or constituents it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the notes. As the Index Calculation Agent, Index Sponsor and Index Administrator, ICE Data Indices, LLC has no obligation to consider your interests in calculating or revising the Index, and you will not have any rights against ICE Data Indices, LLC if it takes any such action. See “The Index.”

As discussed above, the Index was launched recently. The Index Sponsor has indicated that it expects to monitor the composition of the Index over time, including through discussions and consultations with market participants, in order to determine whether any changes to the Index or its components are necessary or appropriate. Because the Index currently has only 10 components, any additions to or deletions from the Index could have a significant impact on future levels of the Index.

PS-15

We and our affiliates have no affiliation with ICE Data Indices, LLC and are not responsible for any of their public disclosure of information.

We and our affiliates are not affiliated with ICE Data Indices, LLC, as Index Calculation Agent, Index Sponsor and Index Administrator (except for licensing arrangements discussed under “The Index — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the notes and the payment at maturity, call or upon early redemption. The Calculation Agent may designate a successor index in its sole discretion. If the Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, call or upon early redemption will be determined by the Calculation Agent in its sole discretion. See “Specific Terms of the Notes — Market Disruption Events” and “— Calculation Agent.”

ICE Data Indices, LLC, as Index Calculation Agent, Index Sponsor and Index Administrator is not involved in the offering of the notes in any way and it does not have any obligation of any sort with respect to your notes. We are not affiliated with ICE Data Indices, LLC, as the Index Calculation Agent, Index Sponsor and Index Administrator and it does not have any obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of the notes.

We have derived the information about ICE Data Indices, LLC and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates have undertaken any independent review of the publicly available information about ICE Data Indices, LLC, as the Index Calculation Agent, Index Sponsor and Index Administrator or the Index contained in this pricing supplement. You, as an investor in the notes, should make your own independent investigation into ICE Data Indices, LLC, as the Index Calculation Agent, Index Sponsor and Index Administrator and the Index.

The Index Calculation Agent may, in its sole discretion, discontinue the public disclosure of the intraday Index value and the end-of-day closing value of the Index.

The Index Calculation Agent is under no obligation to continue to calculate the intraday Index value and end-of-day official closing value of the Index, or to calculate similar values for any successor index. If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the Intraday Indicative Values related to the Index or the Intraday Indicative Value of the notes.

The Index lacks diversification and is vulnerable to fluctuations in the technology, media & communications and consumer discretionary industries.

All of the stocks included in the Index are issued by companies whose primary lines of business are in the technology, media & communications and consumer discretionary industries. As a result, the stocks that will determine the performance of the Index and hence, the value of the notes, are concentrated in these industries and vulnerable to events affecting those industries. Although an investment in the notes will not give holders any ownership or other direct interests in the Index constituents, the return on an investment in the notes will be subject to certain risks, including those described below, associated with a direct equity investment in companies in the technology, media & communications, and consumer discretionary industries. Accordingly, by investing in the notes, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors. The Index is also subject to the risk that large-capitalization stocks may underperform other segments of the equity market or the equity market as a whole. Larger, more established companies may be unable to respond quickly to new competitive challenges such as changes in technology and may not be able to attain the high growth rate of smaller companies, especially during extended periods of economic expansion.

PS-16

The Index currently includes constituents in the following categories:

•	Information Technology Sector Risk. The information technology sector includes companies engaged in Internet software and services, technology hardware and storage peripherals, electronic equipment instruments and components, and semiconductors and semiconductor equipment. Information technology companies face intense competition, both domestically and internationally, which may have an adverse effect on profit margins. Information technology companies may have limited product lines, markets, financial resources or personnel. The products of information technology companies may face rapid product obsolescence due to technological developments and frequent new product introduction, unpredictable changes in growth rates and competition for the services of qualified personnel. Failure to introduce new products, develop and maintain a loyal customer base, or achieve general market acceptance for their products could have a material adverse effect on a company’s business. Companies in the information technology sector are heavily dependent on intellectual property and the loss of patent, copyright and trademark protections may adversely affect the profitability of these companies.

•	Internet Company Risk. Many Internet-related companies have incurred large losses since their inception and may continue to incur large losses in the hope of capturing market share and generating future revenues. Accordingly, many such companies expect to incur significant operating losses for the foreseeable future, and may never be profitable. The markets in which many Internet companies compete face rapidly evolving industry standards, frequent new service and product announcements, introductions and enhancements, and changing customer demands. The failure of an Internet company to adapt to such changes could have a material adverse effect on the company’s business. Additionally, the widespread adoption of new Internet, networking, telecommunications technologies, or other technological changes, could require substantial expenditures by an Internet company to modify or adapt its services or infrastructure, which could have a material adverse effect on an Internet company’s business.

•	Semiconductor Company Risk. Competitive pressures may have a significant effect on the financial condition of semiconductor companies and, as product cycles shorten and manufacturing capacity increases, these companies may become increasingly subject to aggressive pricing, which hampers profitability. Reduced demand for end-user products, under-utilization of manufacturing capacity, and other factors could adversely impact the operating results of companies in the semiconductor sector. Semiconductor companies typically face high capital costs and may be heavily dependent on intellectual property rights. The semiconductor sector is highly cyclical, which may cause the operating results of many semiconductor companies to vary significantly. The stock prices of companies in the semiconductor sector have been and likely will continue to be extremely volatile.

•	Software Industry Risk. The software industry can be significantly affected by intense competition, aggressive pricing, technological innovations, and product obsolescence. Companies in the software industry are subject to significant competitive pressures, such as aggressive pricing, new market entrants, competition for market share, short product cycles due to an accelerated rate of technological developments and the potential for limited earnings and/or falling profit margins. These companies also face the risks that new services, equipment or technologies will not be accepted by consumers and businesses or will become rapidly obsolete. These factors can affect the profitability of these companies and, as a result, the value of their securities. Also, patent protection is integral to the success of many companies in this industry, and profitability can be affected materially by, among other things, the cost of obtaining (or failing to obtain) patent approvals, the cost of litigating patent infringement and the loss of patent protection for products (which significantly increases pricing pressures and can materially reduce profitability with respect to such products). In addition, many software companies have limited operating histories. Prices of these companies’ securities historically have been more volatile than other securities, especially over the short term.

•	Internet Information Provider Company Risk. Internet information provider companies provide Internet navigation services and reference guide information and publish, provide or present proprietary advertising and/or third party content. These companies often derive a large portion of their revenues from advertising, and a reduction in spending by or loss of advertisers could seriously harm their business. This business is rapidly evolving and intensely competitive, and is subject to changing technologies, shifting user needs, and frequent introductions of new products and services. The research and development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation and investment, as well as the accurate anticipation of technology, market trends and consumer needs. The number of people who access the Internet is increasing dramatically and a failure to attract and retain a substantial number of these users to a company’s products and services or to develop products and technologies that are more compatible with alternative devices, could adversely affect operating results. Concerns regarding a company’s products, services or processes that may compromise the privacy of users or other privacy related matters, even if unfounded, could damage a company’s reputation and adversely affect operating results.

PS-17

•	Catalog and Mail Order House Company Risk. Catalog and mail order house companies may be exposed to significant inventory risks that may adversely affect operating results due to, among other factors: seasonality, new product launches, rapid changes in product cycles and pricing, defective merchandise, changes in consumer demand and consumer spending patterns, or changes in consumer tastes with respect to products. Demand for products can change significantly between the time inventory or components are ordered and the date of sale. The acquisition of certain types of inventory or components may require significant lead-time and prepayment and they may not be returnable. Failure to adequately predict customer demand or otherwise optimize and operate distribution centers could result in excess or insufficient inventory or distribution capacity, result in increased costs, impairment charges, or both. The business of catalog and mail order house companies can be highly seasonal and failure to stock or restock popular products in sufficient amounts during high demand periods could significantly affect revenue and future growth. Increased website traffic during peak periods could cause system interruptions which may reduce the volume of goods sold and the attractiveness of a company’s products and services.

A limited number of Index constituents may affect the Index Closing Level, and the Index is not necessarily representative of its focus industry.

Each of the Index constituents represents 10% of the weight of the Index as of each quarterly reconstitution date (based on the 10 Index constituents as of the date of this pricing supplement). Any reduction in the market price of any of those stocks is likely to have a substantial adverse impact on the Index Closing Level and the value of the notes. Due to the small number of Index constituents, those Index constituents and the Index itself may not necessarily follow the price movements of the Index’s target industries. If the Index constituents decline in value, the Index will also decline in value, even if common stock prices of other companies in these industries generally increase in value.

An Index constituent may be replaced upon the occurrence of certain adverse events.

An exchange may delist an Index constituent. Procedures have been established by the Index Sponsor to address such an event. Because there are only 10 Index constituents as of the date of this pricing supplement, there can be no assurance that the replacement or delisting of the Index constituents, or any other force majeure event, will not have an adverse or distortive effect on the Index level or the manner in which it is calculated and, therefore, may have any adverse impact on the value of the notes. An Index constituent may also be removed from the Index, as described under “The Index.”

The Index uses a proprietary selection methodology, which may not select the constituent issuers in the same manner as would other index providers or market participants.

Using a proprietary methodology discussed below, the Index seeks to identify constituent issuers that exhibit characteristics of high-growth technology and Internet/media stocks. When selecting future constituent issuers, the Index Sponsor will focus on distinguishing between traditional technology and service companies and newer, innovative, technology-utilizing companies. There can be no assurances that the proprietary methodology used to identify constituent issuers eligible for inclusion in the Index will be successful. The Index Sponsor’s methodology, to some extent, involves subjective judgments, and there can be no assurance that any or all constituent issuers included in the Index would be selected by other market participants using a similar selection process. See “The Index—Index Constituent Selection.”

PS-18

We are not currently affiliated with any of the constituent issuers.

We are not currently affiliated with any of the constituent issuers. As a result, we have no ability, nor expect to have the ability in the future, to control the actions of such constituent issuers, including actions that could affect the value of the Index constituents or the value of your notes, and we are not responsible for any disclosure made by any other company. None of the money you pay us will go to any of the constituent issuers represented in the Index and none of the constituent issuers will be involved in the offering of the notes in any way. The constituent issuers will not have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

In the event we become affiliated with any of the constituent issuers, we will have no obligation to consider your interests as a holder of the notes in taking any action with respect to such constituent issuer that might affect the value of your notes.

PS-19

HYPOTHETICAL EXAMPLES

Hypothetical Payment at Maturity

The following examples and tables illustrate the amounts payable on the notes at maturity in hypothetical circumstances. They are intended to highlight how the return on the notes is affected by the daily performance of the Index and fees.

We have included an example in which the Index level increases at a constant rate of 7.52% per year through maturity (Example 1), as well as an example in which the Index level decreases at a constant rate of 2.57% per year through maturity (Example 2). In addition, Example 3 shows the Index level increasing by 6% per year for the first 10 years and then decreasing by 5% per year for the next 10 years; in contrast, Example 4 shows the reverse scenario of the Index level decreasing by 6% per year for the first 10 years, and then increasing by 5% per year for the next 10 years. For ease of analysis and presentation, the following examples assume that the term of the notes is 20 years. These examples highlight the impact of the Daily Investor Fee on the payment at maturity or call, or upon early redemption, under different circumstances. Because the Daily Investor Fee takes into account the performance of the Index, the absolute level of the Daily Investor Fee is dependent on the path taken by the Index level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for year 20 are as of the hypothetical Calculation Date, and given the indicated assumptions, a holder will receive a payment at maturity or call, or upon early redemption, in the indicated amount, according to the formula indicated above.

Many other factors will affect the value of the notes, and these figures are provided for illustration only. These hypothetical examples and tables should not be taken as an indication or a prediction of future Index performance or investment results and are intended to illustrate a few of the possible returns on the notes. Because the Indicative Note Value takes into account the net effect of the Daily Investor Fee, which is a fixed percentage of the value of the note, and the performance of the Index, the Indicative Note Value is dependent on the path taken by the Index level to arrive at its ending level. The figures in these examples and table have been rounded for convenience. Any payment on the notes that you may receive is subject to our credit risk.

PS-20

Example 1: Index increases at a constant rate of 7.52% per year through maturity.

Assumptions
Fee Rate	0.58% per annum
Days per Year	360
Hypothetical Principal Amount	$50.00
Initial Index Level	3,000.00
Annual Index Return	7.52%
Cumulative Index Return	326.37%

Year	Index Level	Index Total Return Percentage	Index Performance Factor	Yearly Investor Fee	Cumulative Investor Fee	Indicative Note Value
A	B	C	D	E	F	G
		B/Initial Index Level	(Index Levelt / Index Levelt-1)	Indicative Valuet-1 * Fee Rate (%)	Total of Column E

0	3,000.000	100.00%	1.0000	$0.0000	$0.000	$50.00
1	3,225.600	107.52%	1.0752	$0.2900	$0.290	$53.47
2	3,468.165	115.61%	1.0752	$0.3101	$0.600	$57.18
3	3,728.971	124.30%	1.0752	$0.3316	$0.932	$61.15
4	4,009.390	133.65%	1.0752	$0.3547	$1.286	$65.39
5	4,310.896	143.70%	1.0752	$0.3793	$1.666	$69.93
6	4,635.075	154.50%	1.0752	$0.4056	$2.071	$74.78
7	4,983.633	166.12%	1.0752	$0.4337	$2.505	$79.97
8	5,358.402	178.61%	1.0752	$0.4639	$2.969	$85.52
9	5,761.354	192.05%	1.0752	$0.4960	$3.465	$91.46
10	6,194.608	206.49%	1.0752	$0.5305	$3.995	$97.81
11	6,660.442	222.01%	1.0752	$0.5673	$4.563	$104.60
12	7,161.308	238.71%	1.0752	$0.6067	$5.169	$111.85
13	7,699.838	256.66%	1.0752	$0.6488	$5.818	$119.62
14	8,278.866	275.96%	1.0752	$0.6938	$6.512	$127.92
15	8,901.436	296.71%	1.0752	$0.7419	$7.254	$136.80
16	9,570.824	319.03%	1.0752	$0.7934	$8.047	$146.29
17	10,290.550	343.02%	1.0752	$0.8485	$8.896	$156.44
18	11,064.400	368.81%	1.0752	$0.9074	$9.803	$167.30
19	11,896.443	396.55%	1.0752	$0.9703	$10.773	$178.91
20	12,791.055	426.37%	1.0752	$1.0377	$11.811	$191.33

Annualized Index Return:	7.52%
Annualized ETN Total Return:	6.94%

PS-21

Example 2: Index decreases at a constant rate of 2.57% per year through maturity.

Assumptions
Fee Rate	0.58% per annum
Days per Year	360
Hypothetical Principal Amount	$50.00
Initial Index Level	3,000.00
Annual Index Return	-2.57%
Cumulative Index Return	-40.59%

Year	Index Level	Index Total Return Percentage	Index Performance Factor	Yearly Investor Fee	Cumulative Investor Fee	Indicative Note Value
A	B	C	D	E	F	G
		B/Initial Index Level	(Index Levelt / Index Levelt-1)	Indicative Valuet-1 * Fee Rate (%)	Total of Column E

0	3,000.000	100.00%	1.0000	$0.0000	$0.000	$50.00
1	2,922.900	97.43%	0.9743	$0.2900	$0.290	$48.43
2	2,847.781	94.93%	0.9743	$0.2809	$0.571	$46.90
3	2,774.593	92.49%	0.9743	$0.2720	$0.843	$45.42
4	2,703.286	90.11%	0.9743	$0.2634	$1.106	$43.99
5	2,633.812	87.79%	0.9743	$0.2552	$1.361	$42.61
6	2,566.123	85.54%	0.9743	$0.2471	$1.609	$41.26
7	2,500.174	83.34%	0.9743	$0.2393	$1.848	$39.96
8	2,435.919	81.20%	0.9743	$0.2318	$2.080	$38.70
9	2,373.316	79.11%	0.9743	$0.2245	$2.304	$37.49
10	2,312.322	77.08%	0.9743	$0.2174	$2.522	$36.30
11	2,252.895	75.10%	0.9743	$0.2106	$2.732	$35.16
12	2,194.996	73.17%	0.9743	$0.2039	$2.936	$34.05
13	2,138.584	71.29%	0.9743	$0.1975	$3.134	$32.98
14	2,083.623	69.45%	0.9743	$0.1913	$3.325	$31.94
15	2,030.074	67.67%	0.9743	$0.1853	$3.510	$30.94
16	1,977.901	65.93%	0.9743	$0.1794	$3.690	$29.96
17	1,927.069	64.24%	0.9743	$0.1738	$3.863	$29.02
18	1,877.543	62.58%	0.9743	$0.1683	$4.032	$28.10
19	1,829.290	60.98%	0.9743	$0.1630	$4.195	$27.22
20	1,782.277	59.41%	0.9743	$0.1579	$4.353	$26.36

Annualized Index Return:	-2.57%
Annualized ETN Total Return:	-3.15%

PS-22

Example 3: Index increases by 6% per year for the first 10 years, then decreases by 5% per year for the next 10 years.

Assumptions
Fee Rate	0.58% per annum
Days per Year	360
Hypothetical Principal Amount	$50.00
Initial Index Level	3,000.00
Annual Index Return (Net)	0.35%
Annual Index Return (0-10)	6.00%
Annual Index Return (11-20)	-5.00%
Cumulative Index Return	7.22%

Year	Index Level	Index Total Return Percentage	Index Performance Factor	Yearly Investor Fee	Cumulative Investor Fee	Indicative Note Value
A	B	C	D	E	F	G
		B/Initial Index Level	(Index Levelt / Index Levelt-1)	Indicative Valuet-1 * Fee Rate (%)	Total of Column E

0	3,000.000	100.00%	1.0000	$0.0000	$0.000	$50.00
1	3,180.000	106.00%	1.0600	$0.2900	$0.290	$52.71
2	3,370.800	112.36%	1.0600	$0.3057	$0.596	$55.57
3	3,573.048	119.10%	1.0600	$0.3223	$0.918	$58.58
4	3,787.431	126.25%	1.0600	$0.3398	$1.258	$61.75
5	4,014.677	133.82%	1.0600	$0.3582	$1.616	$65.10
6	4,255.557	141.85%	1.0600	$0.3776	$1.994	$68.63
7	4,510.891	150.36%	1.0600	$0.3980	$2.392	$72.35
8	4,781.544	159.38%	1.0600	$0.4196	$2.811	$76.27
9	5,068.437	168.95%	1.0600	$0.4424	$3.254	$80.40
10	5,372.543	179.08%	1.0600	$0.4663	$3.720	$84.76
11	5,103.916	170.13%	0.9500	$0.4916	$4.212	$80.03
12	4,848.720	161.62%	0.9500	$0.4642	$4.676	$75.57
13	4,606.284	153.54%	0.9500	$0.4383	$5.114	$71.35
14	4,375.970	145.87%	0.9500	$0.4138	$5.528	$67.37
15	4,157.171	138.57%	0.9500	$0.3907	$5.919	$63.61
16	3,949.313	131.64%	0.9500	$0.3689	$6.287	$60.06
17	3,751.847	125.06%	0.9500	$0.3483	$6.636	$56.71
18	3,564.255	118.81%	0.9500	$0.3289	$6.965	$53.54
19	3,386.042	112.87%	0.9500	$0.3106	$7.275	$50.56
20	3,216.740	107.22%	0.9500	$0.2932	$7.569	$47.74

Annualized Index Return:	0.35%
Annualized ETN Total Return:	-0.23%

PS-23

Example 4: Index decreases by 6% per year for the first 10 years, then increases by 5% per year for the next 10 years.

Assumptions
Fee Rate	0.58% per annum
Days per Year	360
Hypothetical Principal Amount	$50.00
Initial Index Level	3,000.00
Annual Index Return (Net)	-0.65%
Annual Index Return (0-10)	-6.00%
Annual Index Return (11-20)	5.00%
Cumulative Index Return	-12.27%

Year	Index Level	Index Total Return Percentage	Index Performance Factor	Yearly Investor Fee	Cumulative Investor Fee	Indicative Note Value
A	B	C	D	E	F	G
		B/Initial Index Level	(Index Levelt / Index Levelt-1)	Indicative Valuet-1 * Fee Rate (%)	Total of Column E

0	3,000.000	100.00%	1.0000	$0.0000	$0.000	$50.00
1	2,820.000	94.00%	0.9400	$0.2900	$0.290	$46.71
2	2,650.800	88.36%	0.9400	$0.2709	$0.561	$43.64
3	2,491.752	83.06%	0.9400	$0.2531	$0.814	$40.77
4	2,342.247	78.07%	0.9400	$0.2364	$1.050	$38.08
5	2,201.712	73.39%	0.9400	$0.2209	$1.271	$35.58
6	2,069.609	68.99%	0.9400	$0.2063	$1.478	$33.24
7	1,945.433	64.85%	0.9400	$0.1928	$1.670	$31.05
8	1,828.707	60.96%	0.9400	$0.1801	$1.851	$29.01
9	1,718.984	57.30%	0.9400	$0.1682	$2.019	$27.10
10	1,615.845	53.86%	0.9400	$0.1572	$2.176	$25.31
11	1,696.638	56.55%	1.0500	$0.1468	$2.323	$26.43
12	1,781.469	59.38%	1.0500	$0.1533	$2.476	$27.60
13	1,870.543	62.35%	1.0500	$0.1601	$2.636	$28.82
14	1,964.070	65.47%	1.0500	$0.1672	$2.803	$30.10
15	2,062.274	68.74%	1.0500	$0.1746	$2.978	$31.43
16	2,165.387	72.18%	1.0500	$0.1823	$3.160	$32.81
17	2,273.657	75.79%	1.0500	$0.1903	$3.350	$34.27
18	2,387.339	79.58%	1.0500	$0.1987	$3.549	$35.78
19	2,506.706	83.56%	1.0500	$0.2075	$3.757	$37.36
20	2,632.042	87.73%	1.0500	$0.2167	$3.973	$39.01

Annualized Index Return:	-0.65%
Annualized ETN Total Return:	-1.23%

PS-24

Hypothetical Examples

We cannot predict the actual Index level on any Index Business Day or the market value of the notes, nor can we predict the relationship between the Index level and the market value of your notes at any time prior to the Maturity Date. The actual amount that a holder of the notes will receive at maturity or call, or upon early redemption, as the case may be, and the rate of return on the notes will depend on the actual Index Closing Levels during the term of the notes and during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, the Daily Investor Fee and any Redemption Fee Amount. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples are not indicative of the future performance of the Index on any Index Business Day, the Index Closing Levels during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, or what the value of your notes may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the notes. The information shown above is for illustrative purposes only and does not represent the actual future performance of the notes.

PS-25

INTRADAY VALUE OF THE INDEX AND THE NOTES

Intraday Index Values

Each Index Business Day, the Index Calculation Agent will calculate and publish the intraday Index value every second during normal trading hours to the ICE Data Global Index Feed. The intraday Index value will also be available on Bloomberg under the ticker symbol “NYFANGT<INDEX>.”

ICE Data Indices, LLC, the Index Calculation Agent, is not affiliated with Bank of Montreal and does not approve, endorse, review or recommend the Index or the notes. The information used in the calculation of the intraday Index value will be derived from sources the Index Calculation Agent deems reliable, but the Index Calculation Agent and its affiliates do not guarantee the correctness or completeness of the intraday Index value or other information furnished in connection with the notes or the calculation of the Index. The Index Calculation Agent makes no warranty, express or implied, as to results to be obtained by Bank of Montreal, holders of the notes, or any other person or entity from the use of the intraday Index value or any data included therein. The Index Calculation Agent makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday Index value or any data included therein. The Index Calculation Agent, its employees, subcontractors, agents, suppliers and vendors will have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Calculation Agent, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the intraday Index value or the notes, and will not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Calculation Agent shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the intraday Index value from whatever cause. The Index Calculation Agent is not responsible for the selection of or use of the Index or the notes, the accuracy and adequacy of the Index or information used by Bank of Montreal and the resultant output thereof.

The intraday calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the notes in the secondary market. The intraday Index value published every second will be based on the intraday prices of the Index constituents.

Intraday Indicative Note Values

An Intraday Indicative Value, which is our approximation of the value of the notes, is calculated and published by ICE Data Indices, LLC (based in part on information provided by the Index Calculation Agent) or a successor to the Consolidated Tape and ICE Data Global Index Feed, and will be available on Bloomberg under the ticker symbol “FNGSIV” every 15 seconds during normal trading hours. The actual trading price of the notes may vary significantly from their Intraday Indicative Value. In connection with the notes, we use the term “indicative value” to refer to the value at a given time equal to (a) the Intraday Long Index Amount minus (b) the Daily Investor Fee; provided that if such calculation results in a value equal to or less than $0, then both the Intraday Indicative Value and the closing Indicative Note Value will be $0. The Intraday Long Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Intraday Index Performance Factor. The Intraday Index Performance Factor equals (a) the most recently published Index level divided by (b) the Index Closing Level on the preceding Index Business Day.

If the Intraday Indicative Value of the notes is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the closing Indicative Note Value of the notes on that Exchange Business Day, and on all future Exchange Business Days, will be $0 (a total loss of value).

PS-26

The Intraday Indicative Value is meant to approximate the value of the notes at a particular time. There are three elements of the formula: the Intraday Long Index Amount, the Daily Investor Fee and the Intraday Index Performance Factor (using, instead of the Index Closing Level for the date of determination, the intraday Index level at the time of determination), as described immediately above. Because the intraday Index level and the Intraday Long Index Amount are variable, the Intraday Indicative Value translates the change in the Index level from the previous Exchange Business Day, as measured at the time of measurement, into an approximation of the expected value of the notes. The Intraday Indicative Value uses an intraday Index level for its calculation; therefore, a variation in the intraday level of the Index from the previous Exchange Business Day’s Index Closing Level may cause a significant variation between the closing Indicative Note Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value may vary significantly from the previous or next Exchange Business Day’s closing Indicative Note Value or the price of the notes purchased intraday. The Intraday Indicative Value may be useful as an approximation of what price an investor in the notes would receive if the notes were to be redeemed or if they matured, each at the time of measurement. The Intraday Indicative Value may be helpful to an investor in the notes when comparing it against the notes’ trading price on the NYSE and the most recently published level of the Index.

The Intraday Indicative Value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer to solicitation for the purpose, sale, or termination of your notes, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Calculation Agent will not necessarily reflect the depth and liquidity of the Index constituents. For this reason and others, the actual trading price of the notes may be different from their indicative value. For additional information, please see “Risk Factors — The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the notes in the secondary market” in this pricing supplement.

The calculation of the Intraday Indicative Value will not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publication of the Intraday Indicative Value of the notes by ICE Data Indices, LLC may occasionally be subject to delay or postponement. If the intraday Index value is delayed, then the Intraday Indicative Value of the notes will also be delayed. The actual trading price of the notes may be different from their Intraday Indicative Value. The Intraday Indicative Value of the notes is published at least every 15 seconds from 9:30 a.m. to 6:00 p.m., New York City time, will be based on the intraday values of the Index, and may not be equal to the payment at maturity, call or redemption.

The indicative value calculations will have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

If you want to sell your notes but are unable to meet the minimum redemption requirements, you may sell your notes into the secondary market at any time, subject to the risks described under “Risk Factors — Risks Relating to Liquidity and the Secondary Market — There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market” and “— The value of the notes in the secondary market may be influenced by many unpredictable factors.” Also, the price you may receive for the notes in the secondary market may differ from, and may be significantly less than, the Redemption Amount.

None of NYSE, ICE Data Indices, LLC, or their respective affiliates are affiliated with Bank of Montreal or BMOCM and do not approve, endorse, review or recommend Bank of Montreal, BMOCM or the notes.

The Intraday Indicative Values of the notes calculated by ICE Data Indices, LLC are derived from sources deemed reliable, but ICE Data Indices, LLC, its affiliates and its and their respective suppliers do not guarantee the correctness or completeness of the notes, their values or other information furnished in connection with the notes. ICE Data Indices, LLC and its affiliates make no warranty, express or implied, as to results to be obtained by BMOCM, Bank of Montreal, the holders of the notes, or any other person or entity from the use of the notes, or any date or values included therein or in connection therewith. ICE Data Indices, LLC and its affiliates make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose with respect to the notes, or any data or values included therein or in connection therewith.

PS-27

THE INDEX

We have derived all information contained in this pricing supplement regarding the Index, including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources. Such information reflects the policies of and is subject to change by ICE Data Indices, LLC (“ICE Data”), which is the Index Sponsor, Index Administrator and Index Calculation Agent. We have not undertaken any independent review or due diligence of such information. The Index Sponsor has no obligation to continue to publish, and may discontinue the publication of, the Index. The description of the Index is summarized from its governing methodology, which is available at https://www.theice.com/publicdocs/data/NYSE_FANGplus_Index_Methodology.pdf . Neither the methodology nor any other information included on that website is included or incorporated by reference into this pricing supplement.

General

The Index is designed to track the performance of 10 highly-traded growth stocks of technology and tech-enabled companies in the technology, media & communications and consumer discretionary sectors. The Index is equally weighted.

The Index undergoes a reconstitution quarterly after the close of the third Friday in March, June, September and December of each year. The reference date for each reconstitution is the last trading day of the month preceding the reconstitution month. The reconstitution announcement date is the second Friday of the reconstitution month. Information from the second trading day preceding the third Friday of the reconstitution month is used to convert the 10% constituent weights to Index constituent shares in the quarterly reconstitutions.

Selection of Index Components

The index components are selected from stocks listed on the New York Stock Exchange, Nasdaq, the NYSE American, NYSE Arca and Cboe BZX.

To be eligible for inclusion in the Index, securities must:

(i)	have a full company market capitalization (including all listed and unlisted share classes) of at least $5 billion;

(ii)	been actively trading for at least 60 calendar days;

(iii)	have an average daily traded value (ADTV) of $50 million or greater over the preceding six-month period, or over the applicable trading period of the security if its available trading history is less than six months, as of the reference date;

(iv)	be incorporated in the U.S., and be deemed to be a U.S. country of risk, and

(v)	must be classified within one of the following sub-industries belonging to the Consumer Discretionary, Media & Communications or Technology sectors based on the ICE Uniform Sector Classification schema. These sub-industries are more likely to include qualifying companies that have significant revenue exposures to one or more of the areas of search, social networking, autonomous driving, electric vehicles, smartphones, mobile payments, e-commerce, online games, streaming media, online entertainment, cryptocurrencies, blockchain, big data, artificial intelligence, machine learning, digital advertising, cloud services and other innovative technologies designated by the Index rules.

The term FAANMG refers to the following six securities: Apple Inc. (AAPL), Amazon.com Inc. (AMZN), Alphabet Inc. (GOOGL), Meta Platforms Inc. (META), Netflix Inc. (NFLX), and Microsoft Corp. (MSFT).

The qualifying non-FAANMG securities from the universe are ranked in descending order by the following factors as of the reference date:

1.	Full company market capitalization (35% weight), including all listed and unlisted share classes;

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2.	ADTV on the specific share class (35% weight) over the preceding 6 months (or available trading period for securities with less than 6 months of trading history)

3.	Price-to-sales ratio (LTM) (15% weight), calculated by dividing (1) the price as of the reference date by (2) the net sales from the latest 12-month period

4.	1-year net sales growth (LTM) (15% weight), calculated by dividing (1) the change between the net sales from the latest 12-month period and the 12-month period preceding it by (2) the absolute value of that prior 12- month period net sales

If fundamental data is not available for a company, then it is excluded from the Index. If the net sales figure for the prior 12-month period is equal to 0, it is set to 0.0001 for purposes of calculating the one-year net sales growth.

A combined rank for each security is derived by calculating a weighted average rank across the four factors, with 35% weights attributed to the market capitalization and ADTV factors, and 15% weights attributed to the price-to-sales and sales growth factors. For any securities with multiple qualifying share classes, only the most liquid share class, based on the ADTV, used for its ranking is included. If two or more securities are tied on their combined rank, then the security with the larger full company market capitalization receives the higher rank.

Any of the top 10 non-FAANMG securities based on this combined rank that are already a part of the Index as of the reference date are maintained in the Index through the reconstitution. Following that, the next highest ranked non-FAANMG securities are selected for inclusion until four total securities are selected. For the initial reconstitution incorporating this methodology in December 2022, the top four securities based on this combined rank were selected for inclusion, with no buffer criteria applied.

The remaining six securities in the Index are comprised of the FAANMG securities. The FAANMG companies are deemed to be representative of the “FANG” theme, with exposure to the revenue segments outlined above. If any of these six FAANMG securities do not qualify for inclusion, based on the Index security type, exchange listing, sector classification, market capitalization, liquidity, seasoning, country of incorporation and country of risk criteria, then the next highest ranked securities from the steps above are selected to maintain an Index constituent count of 10 securities.

At the quarterly Index reconstitutions, each constituent is attributed a 10% weight in the Index. This weight is converted to Index constituent shares using information from the second trading day preceding the third Friday of the reconstitution month.

If a corporate action leads to the removal of a security between the quarterly reconstitutions, then the next highest ranked security from the last reconstitution is added to the Index at the weight of the security being deleted.

Index Calculation

The Index is calculated on a gross total return basis. Information relating to the general publication, corporate actions, calculation of the Index and governance rules can be accessed at the website www.indices.theice.com. Information included on that website is not included or incorporated by reference in this document.

Historical Information

Any historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the notes. The historical Index returns do not give an indication of the future performance of the Index. We cannot make any assurance that the future performance of the Index will result in holders of the notes receiving a positive return on their investment.

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The graph below shows the historical performance of the Index from September 26, 2017, its commencement date, through December 27, 2023.

Historical results are not indicative of future results.

License Agreement

We have entered into a sub-license agreement with REX Shares, LLC (“REX” or the “Structuring Agent”), which licenses the Index from the Index Sponsor. The license agreement with the Structuring Agent also provides for the use of certain trade names, trademarks and service marks. We have also entered into a services agreement with REX to provide certain services related to product design, content generation and document dissemination.

MicroSectorsTM and REXTM are registered trademarks of REX. NYSE is a registered trademark of NYSE Group, Inc., an affiliate of ICE Data Indices, LLC and is used by ICE Data Indices with permission and under a license.

FANG+® is a trademark of ICE Data Indices, LLC or its affiliates (“ICE Data”). The trademarks have been licensed for use for certain purposes by Bank of Montreal. The NYSE® FANG+® Index is a product of ICE Data, and has been licensed for use by Bank of Montreal. The notes are not sponsored, endorsed, sold or promoted by REX or any of its affiliates or third party licensors (collectively, “REX Index Parties”) or by ICE Data or any of its affiliates or third party licensors (collectively, “ICE Data Index Parties”). REX Index Parties and ICE Data Index Parties make no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the NYSE® FANG+® Index to track general market performance. REX Index Parties and ICE Data Index Parties’ only relationship to Bank of Montreal with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of REX Index Parties and ICE Data Index Parties. The NYSE® FANG+® Index is determined, composed and calculated by ICE Data Index Parties without regard to Bank of Montreal or the notes. ICE Data Index Parties have no obligation to take the needs of Bank of Montreal or the owners of notes into consideration in determining, composing or calculating the NYSE® FANG+® Index. REX Index Parties and ICE Data Index Parties are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. REX Index Parties and ICE Data Index Parties have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the NYSE® FANG+® Index will accurately track index performance or provide positive investment returns. Inclusion of a security within an index is not a recommendation by REX Index Parties or ICE Data Index Parties to buy, sell, or hold such security, nor is it considered to be investment advice.

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REX INDEX PARTIES AND ICE DATA INDEX PARTIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE NYSE® FANG+® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. REX INDEX PARTIES AND ICE DATA INDEX PARTIES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. REX INDEX PARTIES AND ICE DATA INDEX PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BANK OF MONTREAL, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NYSE® FANG+® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL REX INDEX PARTIES OR ICE DATA INDEX PARTIES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN ICE DATA INDEX PARTIES AND BANK OF MONTREAL, OTHER THAN THE LICENSORS OF ICE DATA INDEX PARTIES.

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SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

Supplemental Canadian Tax Considerations

In the opinion of Torys LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires from us as the beneficial owner the notes offered by this document, and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of notes, (3) is not affiliated with us, (4) does not receive any payment of interest on a note in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (5) does not use or hold notes in a business carried on in Canada and (6) is not a “specified shareholder” of ours as defined in the Tax Act for this purpose or a non-resident person not dealing at arm’s length with such “specified shareholder” (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary does not address the possible application of the “hybrid mismatch arrangement” rules contained in proposals to amend the Tax Act released by the Minister of Finance (Canada) on April 29, 2022 (the “Hybrid Mismatch Proposals”) to a Holder (i) that disposes of a note to a person or entity with which it does not deal at arm’s length or to an entity that is a “specified entity” (as defined in the Hybrid Mismatch Proposals) with respect to the Holder or in respect of which the Holder is a “specified entity”, (ii) that disposes of a note under, or in connection with, a “structured arrangement” (as defined in such Hybrid Mismatch Proposals), or (iii) in respect of which we are a “specified entity”. Such Holders should consult their own tax advisors.

This summary supersedes and replaces in its entirety the section of the prospectus entitled “Canadian Taxation.”

This summary is based on the current provisions of the Tax Act and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document (the “Proposed Amendments”), including the Hybrid Mismatch Proposals, and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of the notes should consult their own tax advisors having regard to their own particular circumstances.

Interest paid or credited or deemed to be paid or credited by us on a note (including amounts on account or in lieu of payment of, or in satisfaction of interest) to a Holder generally will not be subject to Canadian non-resident withholding tax, unless any portion of such interest (other than on a “prescribed obligation,” as defined in the Tax Act for this purpose) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. The administrative policy of the Canada Revenue Agency is that interest paid on a debt obligation is not subject to withholding tax unless, in general, it is reasonable to consider that there is a material connection between the index or formula to which any amount payable under the debt obligation is calculated and the profits of the issuer. With respect to any interest on a note, or any portion of the principal amount of a note in excess of the issue price, such interest or principal, as the case may be, paid or credited to a Holder should not be subject to Canadian non-resident withholding tax.

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In the event that a note, interest on which is not exempt from Canadian non-resident withholding tax (other than a note which is an “excluded obligation,” as defined in the Tax Act for this purpose) is redeemed in whole or in part, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Holder or is otherwise assigned or transferred by a Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, or in certain cases, the price for which such note was assigned or transferred to the Holder by a person resident or deemed resident in Canada, the excess may be deemed to be interest and may, together with any interest that has accrued on the note to that time, be subject to Canadian non-resident withholding tax.

If an amount of interest paid by us on a note were to be non-deductible by us in computing our income as a result of the application of proposed subsection 18.4(4) of the Tax Act, such amount of interest would be deemed to have been paid by us as a dividend, and not to have been paid by us as interest, and be subject to Canadian non-resident withholding tax. Proposed subsection 18.4(4) would apply only if a payment of interest by us on a note constituted the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Tax Act.

No payment of interest by us on a note should be considered to arise under a “hybrid mismatch arrangement” as no such payment should be considered to arise under or in connection with a “structured arrangement”, both as defined in proposed subsection 18.4(1) of the Tax Act, on the basis that (i) based on pricing data and analysis provided to Torys LLP by us in relation to these notes, it should not be reasonable to consider that any economic benefit arising from any “deduction/non-inclusion mismatch” as defined in proposed subsection 18.4(6) of the Tax Act is reflected in the pricing of the notes, and (ii) it should also not be reasonable to consider that the notes were designed to, directly or indirectly, give rise to any “deduction/non-inclusion mismatch”.

Generally, there are no other taxes on income (including taxable capital gains) payable by a Holder on interest, discount, or premium in respect of a note or on the proceeds received by a Holder on the disposition of a note (including redemption, cancellation, purchase or repurchase).

U.S. Federal Income Tax Considerations

By purchasing the notes, each holder agrees (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat each note as a pre-paid cash-settled derivative contract for U.S. federal income tax purposes. However, the U.S. federal income tax consequences of your investment in the notes are uncertain and the Internal Revenue Service could assert that the notes should be taxed in a manner that is different from that described in the preceding sentence. Please see the discussion in the product supplement under “Supplemental Tax Considerations—U.S. Federal Income Tax Considerations,” which applies to the notes, except that the following disclosure supplements the discussion in the product supplement. References in that section to Morrison & Foerster LLP shall be deemed to refer to Ashurst LLP.

Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity -linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which generally is any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. -source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective date of the U.S. Treasury Department regulations to provide that withholding on “dividend equivalent” payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Based on our determination that the notes are delta-one instruments, non-U.S. holders will be subject to withholding on dividend equivalent payments, if any, under the notes. We will not pay additional amounts in respect of any dividend equivalent withholding.

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The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, and other fixed or determinable annual or periodical gain, profits, and income (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution, or otherwise complies with the legislation. In addition, the notes may constitute a “financial account” for these purposes and, thus, be subject to information reporting requirements pursuant to FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

The U.S. Treasury Department has proposed regulations that eliminate the requirement of FATCA withholding on payments of gross proceeds upon the sale or disposition of financial instruments of a type which can produce U.S. source interest or dividends. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization, and the discussion above assumes the proposed regulations will be finalized in their proposed form with retroactive effect. If we (or the applicable withholding agent) determine withholding is appropriate with respect to the notes, tax will be withheld at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Therefore, if such withholding applies, any payments on the notes will be significantly less than what you would have otherwise received. Depending on your circumstances, these amounts withheld may be creditable or refundable to you. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The terms and conditions set forth in the Distribution Agreement between Bank of Montreal and the Agents party thereto, including BMOCM, govern the sale and purchase of the notes.

On and after the Initial Trade Date, through December 29, 2023, we will have issued an aggregate of $62,500,000 in principal amount of the notes.

Additional notes may be offered and sold after the date of this document from time to time through BMOCM and one or more dealers at a price that is higher or lower than the stated principal amount, based on the Indicative Note Value at that time. Sales of the notes after the date of this document will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price that the notes are sold to the public, less any commissions paid to BMOCM or any other dealer. In addition, BMOCM may receive a portion of the Daily Investor Fee. We may not sell the full amount of notes offered by this pricing supplement, and may discontinue sales of the notes at any time.

We may deliver notes against payment therefor on a date that is greater than two business days following the date of sale of any notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in notes that are to be issued more than two business days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

BMOCM and any other agent and dealer in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of the notes.

Broker-dealers may make a market in the notes, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (such term includes this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus) may be used by such dealers and our affiliates in connection with market-making transactions. In these transactions, dealers may resell a note covered by this pricing supplement that they acquire from us, BMOCM or other holders after the original offering and sale of the notes, or they may sell any notes covered by this prospectus in short sale transactions. This prospectus will be deemed to cover any short sales of notes by market participants who cover their short positions with notes borrowed or acquired from us or our affiliates in the manner described above.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with notes borrowed from us or one of our affiliates, may result in their being deemed participants in the distribution of the notes in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the “Securities Act”). A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus delivery and liability provisions of the Securities Act.

BMOCM or another FINRA member will provide certain services relating to the distribution of the notes and may be paid a fee for its services equal to all, or a portion of, the Daily Investor Fee. BMOCM may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the Daily Investor Fee paid to BMOCM or such other FINRA member will be paid on a periodic basis over the term of the notes. Although BMOCM will not receive any discounts in connection with such sales, BMOCM is expected to charge normal commissions for the purchase of any such notes.

BMOCM will act as our agent in connection with any redemptions at the investor’s option, and the Redemption Fee Amount applicable to any such redemptions will be paid to us. Additionally, it is possible that BMOCM and its affiliates may profit from expected hedging activities related to this offering, even if the value of the notes declines.

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The notes are not intended for purchase by any investor that is not a United States person, as that term is defined for U.S. federal income tax purposes, and no dealer may make offers of the notes to any such investor.

We may use this pricing supplement in the initial sale of the notes. In addition, BMOCM or another of our affiliates may use this pricing supplement in market-making transactions in the notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Each of BMOCM and any other broker-dealer offering the notes have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the notes to, any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) (2017/1129) (the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Each of BMOCM and any other broker-dealer offering the notes have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the notes to, any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the "EUWA"); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the "FSMA") and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the notes. As of December 29, 2023, we will have issued the notes in an aggregate principal amount of $62,500,000 (corresponding to 5,000,000 notes). We will issue the notes initially in an amount having the aggregate offering price specified on the cover page of this pricing supplement. However, we may issue additional notes in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes. For more information, please refer to “Description of the Notes We May Offer — General” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer — General” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding notes of the class, plus the aggregate principal amount of any notes bearing the same CUSIP number that are issued pursuant to any future issuances of notes bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

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VALIDITY OF THE NOTES

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the notes has been duly authorized by all necessary corporate action of the Bank in conformity with the senior indenture, and when the notes have been duly completed in accordance with the senior indenture, the notes will have been validly executed, authenticated, issued and delivered, to the extent that validity of the notes is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the senior indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the senior indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the senior indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the senior indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to certain assumptions about (i) the Trustees’ authorization, execution and delivery of the senior indenture, (ii) the genuineness of signatures and (iii) certain other matters, all as stated in the letter of such counsel dated May 26, 2022, which has been filed as Exhibit 5.3 to Bank of Montreal’s Form 6-K filed with the SEC and dated May 26, 2022.

In the opinion of Ashurst LLP, when the notes have been duly completed in accordance with the senior indenture, and the notes have been issued and sold as contemplated by the prospectus supplement and the prospectus, the notes will be valid, binding and enforceable obligations of the Bank, entitled to the benefits of the senior indenture, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and subject to general principles of equity, public policy considerations and the discretion of the court before which any suit or proceeding may be brought. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the senior indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated May 26, 2022, which has been filed as Exhibit 5.4 to the Bank’s Form 6-K dated May 26, 2022.

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ANNEX A

NOTICE OF EARLY REDEMPTION

To: [    ].com

Subject: Notice of Early Redemption, CUSIP No.: 06368B504

[BODY OF EMAIL]

Name of broker: [ ]

Name of beneficial holder: [ ]

Number of Notes to be redeemed: [ ]

Applicable Redemption Measurement Date: [ ], 20[ ]*

Broker Contact Name: [ ]

Broker Telephone #: [ ]

Broker DTC # (and any relevant sub-account): [ ]

The undersigned acknowledges that in addition to any other requirements specified in the pricing supplement relating to the notes being satisfied, the notes will not be redeemed unless (i) this notice of redemption is delivered to BMO Capital Markets Corp. (“BMO Capital Markets”) by 2:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Measurement Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to BMO Capital Markets by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Measurement Date, facing BMO Capital Markets DTC 5257 and (iv) the undersigned instructs DTC to deliver the DVP trade to BMO Capital Markets as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your notes” in the pricing supplement relating to the notes and the undersigned understands that it will be exposed to market risk on the Redemption Measurement Date.

* Subject to adjustment as described in the pricing supplement relating to the notes.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

BMO Capital Markets Corp.

BMO Capital Markets, as Calculation Agent

e-mail: [      ]

To Whom It May Concern:

The holder of $[ ] MicroSectors™ FANG+™ ETNs due January 8, 2038, CUSIP No. 06368B504 (the “notes”) hereby irrevocably elects to receive a cash payment on the Redemption Date* of [holder to specify] with respect to the number of notes indicated below, as of the date hereof, the redemption right as described in the pricing supplement relating to the notes (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Measurement Date with respect to the number of notes specified below at a price per note equal to the Redemption Amount, facing BMO Capital Markets DTC 5257 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the notes will not be redeemed unless (i) this confirmation is delivered to BMO Capital Markets by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Measurement Date, facing BMO Capital Markets DTC 5257; and (iii) the undersigned will deliver the DVP trade to BMO Capital Markets as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of notes surrendered for redemption: ________

DTC # (and any relevant sub-account): ________

Contact Name: ________

Telephone: ________

Fax: ________

E-mail: ________

(At least 25,000 notes must be redeemed at one time to receive a cash payment on any Redemption Date.)

* Subject to adjustment as described in the pricing supplement relating to the notes.

B-1

Product Supplement ETN 1X dated November 12, 2019 to the Prospectus dated April 27, 2017 and the Series E Senior Medium-Term Notes Prospectus Supplement dated September 23, 2018

Exchange Traded Notes Linked to the Positive Performance of an Index

This product supplement relates to exchange traded notes that Bank of Montreal may issue from time to time. The specific terms of each issuance will be described in a pricing supplement to this product supplement.

The return on the notes will be linked to the performance of an equity index (each, an “Index”), as described in the applicable pricing supplement. The notes are unsecured and unsubordinated obligations of Bank of Montreal. The notes do not guarantee any return of principal at maturity, call or upon early redemption, and do not pay interest. Instead, you will receive a cash payment in U.S. dollars at maturity, call or redemption based on the performance of the applicable Index, less a Daily Investor Fee (as described below), and, if upon early redemption, a redemption fee amount. You may lose some or all of your principal.

An investment in the notes involves significant risks and is not appropriate for every investor. Investors should regularly monitor their holdings of the notes to ensure that they remain consistent with their investment strategies. Any payment on the notes is subject to the credit risk of Bank of Montreal.

The notes will be listed on a U.S. securities exchange, as described in the applicable pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The notes will not be subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (the “CDIC Act”).

Investing in the notes involves risks, including those described in the “Risk Factors” section beginning on page PS-6 of this product supplement, and the “Risk Factors” sections beginning on page S-1 of the prospectus supplement and on page 8 of the prospectus.

The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.

BMO CAPITAL MARKETS

Page

Product Supplement

Prospectus Supplement

About This Prospectus Supplement	S-1
Risk Factors	S-1
Use of Proceeds	S-12
Description of the Notes We May Offer	S-12
Certain Income Tax Consequences	S-44
Supplemental Plan of Distribution (Conflicts of Interest)	S-47
Documents Filed as Part of the Registration Statement	S-49

Prospectus

About This Prospectus	1
Presentation of Financial Information	3
Caution Regarding Forward-Looking Statements	4
Where You Can Find More Information	5
Incorporation of Certain Information by Reference	6
Risk Factors	8
Bank of Montreal	9
Consolidated Capitalization of the Bank	12
Consolidated Earnings Ratios	13
Comparative Per Share Market Price	14
Use of Proceeds	15
Description of Common Shares and Preferred Shares	16
Description of Debt Securities We May Offer	25
United States Federal Income Taxation	43
Canadian Taxation	56
Employee Retirement Income Security Act	59
Plan of Distribution (Conflicts of Interest)	61
Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others	64
Validity of the Securities	64
Experts	65
Other Expenses of Issuance and Distribution	65

You should read this product supplement together with the prospectus supplement dated September 23, 2018 and the prospectus dated April 27, 2017. You should also read the specific pricing supplement relating to your notes, which may contain terms that are different from, or additional to, the terms described in this product supplement. If there is any inconsistency between the disclosures in this product supplement and the applicable pricing supplement, the terms set forth in the applicable pricing supplement will control.

We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated September 23, 2018: https://www.sec.gov/Archives/edgar/data/927971/000119312518280416/d624491d424b5.htm

•	Prospectus dated April 27, 2017: https://www.sec.gov/Archives/edgar/data/927971/000119312517142728/d254784d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971. As used in this product supplement, “we,” “us” or “our” refers to Bank of Montreal.

PS-2

SUMMARY

The following is a summary of terms of the notes, as well as a discussion of factors you should consider before purchasing the notes. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this product supplement, in the accompanying prospectus supplement and accompanying prospectus and in the applicable pricing supplement.

What are the notes?

The notes are senior unsecured medium-term notes issued by Bank of Montreal with a return linked to the performance of the applicable Index, less a Daily Investor Fee and, if applicable, the Redemption Fee Amount. We refer to the securities included in the applicable Index as the “Index constituents” and the issuers of those securities as the “constituent issuers.”

The notes will not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at maturity, you will receive a cash payment equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Final Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” This amount will not be less than zero.

You may lose some or all of your investment at maturity or call, or upon early redemption. Because the Daily Investor Fee will reduce your final payment, the level of the applicable Index will need to have increased over the term of the notes by an amount sufficient to offset the decrease in principal amount represented by the applicable Daily Investor Fee in order for you to receive an aggregate amount over the term of the notes equal to at least the principal amount. If the increase in the level of the applicable Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period, is insufficient to offset the cumulative negative effect of the Daily Investor Fee, you will lose some or all of your investment at maturity or call, or upon early redemption. This loss may occur even if the Index Closing Level at any time during the Final Measurement Period is greater than the Index Closing Level on the Initial Trade Date. In addition, if the closing Indicative Note Value or the Intraday Indicative Value of the notes is equal to or less than $0, then the notes will be permanently worth $0 and the Cash Settlement Amount will be zero (a total loss of value).

The Daily Investor Fee will accrue at the rate set forth in the applicable pricing supplement. Because the Daily Investor Fee is subtracted from the closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Fee Rate. Because the net effect of the Daily Investor Fee is a fixed percentage of the value of the notes, the aggregate effect of the Daily Investor Fee will increase or decrease in a manner directly proportional to the value of the notes and the amount of notes that are held and the duration of your holding period.

On the applicable Initial Trade Date, the Index Performance Factor will be 1. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Index Performance Factor will equal (a) the Index Closing Level on such Exchange Business Day (or, if such day is not an Index Business Day, the Index Closing Level on the immediately preceding Index Business Day) divided by (b) the Index Closing Level on the immediately preceding Index Business Day, as determined by the Calculation Agent. If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agent will determine the Index Performance Factor for the notes on each such Index Business Day using an appropriate closing level of the applicable Index for each such Index Business Day, taking into account the nature and duration of such Market Disruption Event.

The “Index Closing Level” will be the closing level of the applicable Index on the applicable Index Business Day, determined as set forth in the applicable pricing supplement.

“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York City or Toronto.

PS-3

“Exchange Business Day” means any day on which the primary exchange or market for trading of the applicable notes is scheduled to be open for trading.

“Index Business Day” means any day on which the applicable index sponsor (the “Index Sponsor”) publishes the Index Closing Level.

The scheduled Maturity Date for each of the notes will be set forth in the applicable pricing supplement. The Maturity Date of each of the notes is expected to be the third Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described herein and under “Additional Terms of the Notes — Market Disruption Events.” The Maturity Date may be extended at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity, we will notify The Depository Trust Company (“DTC”) (the holder of the global note for the notes) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide that notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date.

Unlike ordinary debt securities, the notes will not guarantee any return of principal at maturity or call, or upon early redemption. The notes will not pay any interest.

For a further description of how your payment at maturity or call, or upon early redemption, will be calculated, see “Additional Terms of the Notes — Cash Settlement Amount at Maturity,” “— Call Right” and “— Early Redemption at the Option of the Holders.”

Early Redemption

You may elect to require us to redeem your notes (subject to a minimum redemption amount that may be specified in the applicable pricing supplement) on any Business Day commencing on the first Redemption Date specified in the applicable pricing supplement, and ending on the final Redemption Date (which will be the last scheduled Index Business Day prior to the Calculation Date or Call Calculation Date, as applicable). If you elect to have your notes redeemed and have done so under the redemption procedures described in “Additional Terms of the Notes—Early Redemption at the Option of the Holders — Redemption Procedures,” you will receive a cash payment on the Redemption Date equal to the Redemption Amount, as defined below. You must comply with the redemption procedures described below and in the applicable pricing supplement in order to redeem your notes. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your notes for redemption with those of other investors to reach the applicable minimum amount of notes; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the applicable notes at the time the reduction becomes effective.

Upon early redemption, you will receive per note a cash payment on the relevant Redemption Date equal to (a) the Indicative Note Value as of the Redemption Measurement Date minus (b) the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.” This amount will not be less than zero. You may lose some or all of your investment upon early redemption. Because the cumulative negative effect of the Daily Investor Fee and the Redemption Fee Amount reduce your final payment, the level of the applicable Index will need to have increased over the term of the notes by an amount sufficient to offset the decrease in principal amount represented by the Daily Investor Fee and the Redemption Fee Amount in order for you to receive an aggregate amount upon redemption equal to at least the principal amount. If the increase in the level of the applicable Index, as measured on the Redemption Measurement Date, is insufficient to offset such a negative effect, you will lose some or all of your investment upon early redemption. It is possible that you will suffer significant losses in the notes upon redemption even if the long-term performance of the applicable Index is flat or positive (before taking into account the negative effect of the Daily Investor Fee and the Redemption Fee Amount).

Redemption Fee Amount: As of any Redemption Measurement Date, the Redemption Fee Amount will be a percentage of the Indicative Note Value that will be set forth in the applicable pricing supplement. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. In exercising your right to have us redeem your notes, you should not assume you will be entitled to the benefit of any such waiver.

PS-3

For a detailed description of the redemption procedures applicable to an early redemption, see “Additional Terms of the Notes —Early Redemption at the Option of the Holders — Redemption Procedures.”

Call Right

On any Call Settlement Date (as defined above), we may at our option redeem all, but not less than all, of the outstanding notes of the relevant issuance. To exercise our Call Right, we must provide notice to the holders of the applicable notes not less than 14 calendar days prior to the Call Settlement Date specified by us. In the event we exercise this right, you will receive a cash payment equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Call Measurement Period. We refer to this cash payment as the “Call Settlement Amount.” If we issue a call notice on any calendar day, the “Call Calculation Date” will be the next Index Business Day after the call notice is issued.

Unless otherwise set forth in the applicable pricing supplement, the Call Settlement Date will be the fifth Business Day following the last Index Business Day in the Call Measurement Period.

Call Measurement Period: Unless otherwise set forth in the applicable pricing supplement, the five Index Business Days from and including the Call Calculation Date, subject to adjustment as described under “Additional Terms of the Notes — Market Disruption Events.”

PS-4

RISK FACTORS

Your investment in the notes will involve certain risks. The notes are not secured debt and will not guarantee any return of principal at, or prior to, maturity, call or upon early redemption. As described in more detail below, the trading price of the notes may vary considerably before the maturity date. Investing in the notes is not equivalent to investing directly in the applicable Index constituents or any securities of the constituent issuers. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. In addition to the risk factors beginning on page S-1 of the prospectus supplement and page 8 of the prospectus, you should consider carefully the following discussion of risks, together with the risk factors set forth in the applicable pricing supplement, before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes do not guarantee the return of your investment.

The notes may not return any of your investment. The amount payable at maturity, call or upon early redemption, will reflect the performance of the applicable Index minus the Daily Investor Fee and, in the case of an early redemption, the Redemption Fee Amount. These amounts will be determined as described in this product supplement and the applicable pricing supplement. Because the Daily Investor Fee and any Redemption Fee Amount reduce your final payment, the Index Closing Levels, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to have increased over the term of the applicable notes by an amount sufficient to offset the decrease in the principal amount represented by the Daily Investor Fee and any Redemption Fee Amount in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your notes, that is equal to at least the principal amount of your notes. If the increase in the Index Closing Levels, as measured during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, is insufficient to offset the cumulative negative effect of the Daily Investor Fee and the Redemption Fee Amount, if applicable, you will lose some or all of your investment at maturity, call or upon early redemption. This loss may occur even if the Index Closing Levels during the Final Measurement Period or Call Measurement Period, on a Redemption Measurement Date, or when you elect to sell your notes, are greater than the Initial Index Level.

If the Intraday Indicative Value for the notes is equal to or less than $0 at any time during an Exchange Business Day, or the closing Indicative Note Value is equal to or less than $0, you will lose all of your investment in the notes.

If the closing Indicative Note Value or the Intraday Indicative Value of the notes is equal to or less than $0, then the notes will be permanently worth $0 (a total loss of value) and you will lose all of your investment in the notes and the Cash Settlement Amount will be zero. We would be likely to call the notes under these circumstances, and you will not receive any payments on the notes.

Even if the Index Closing Levels during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, are greater than the Initial Index Level, you may receive less than the principal amount of your notes due to the Daily Investor Fee and the Redemption Fee Amount, if applicable.

The amount of the Daily Investor Fee and any Redemption Fee Amount, will reduce the payment, if any, you will receive at maturity, call or upon early redemption, or if you sell your notes. If you elect to require us to redeem your notes prior to maturity, you will be charged the Redemption Fee Amount. If the Index Closing Levels, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, have increased insufficiently to offset the cumulative negative effect of the Daily Investor Fee and any Redemption Fee Amount, you will receive less than the principal amount of your investment at maturity, call or upon early redemption of your notes.

PS-6

The notes are subject to our credit risk.

The notes are subject to our credit risk, and our credit ratings and credit spreads may adversely affect the market value of the notes. The notes are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Investors are dependent on our ability to pay all amounts due on the notes at maturity, call or upon early redemption or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the notes. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the notes. However, because the return on the notes is dependent upon certain factors in addition to our ability to pay our obligations on the notes, an improvement in our credit ratings will not reduce the other investment risks related to the notes. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the notes.

You should regularly monitor your holdings of the notes to ensure that they remain consistent with your investment strategies.

The notes are designed to reflect long exposure to the performance of the applicable Index. There is no guarantee that you will receive at maturity, call or redemption your initial investment or any return on that investment. You should regularly monitor your holdings of the applicable notes to ensure that they remain consistent with your investment strategies.

The notes are subject to our Call Right, which does not allow for participation in any future performance of the applicable Index. The exercise of our Call Right may adversely affect the value of, or your ability to sell, your notes. We may call the notes prior to the maturity date.

We will have the right to call the notes upon 14 calendar days’ prior written notice. You will only be entitled to receive a payment on the Call Settlement Date equal to the Call Settlement Amount. The Call Settlement Amount may be less than the stated principal amount of your notes. You will not be entitled to any further payments after the Call Settlement Date, even if the applicable Index level increases substantially after the Call Measurement Period. In addition, the issuance of a notice of our election to exercise our call right may adversely impact your ability to sell your notes, and/or the price at which you may be able to sell your notes prior to the Call Settlement Date. We have no obligation to ensure that investors will not lose all or a portion of their investment in the notes pursuant to a call; consequently, a potential conflict between our interests and those of the note holders exists with respect to our Call Right.

If we exercise our right to call the notes prior to maturity, your payment on the Call Settlement Date may be less than the Indicative Note Value at the time we gave the notice of our election to call the notes.

As discussed above, we have the right to call the notes on or prior to the Maturity Date. The Call Settlement Amount will be payable on the Call Settlement Date and we will provide at least 14 calendar days’ notice prior to the Call Settlement Date of our election to exercise our call of the notes. The Call Settlement Amount per note will be based principally on the closing Indicative Note Value on each Index Business Day during the Call Measurement Period. The Call Measurement Period will be a specified period of consecutive Index Business Days from, and including, the Call Calculation Date. The Call Calculation Date will be a date specified in our call notice, subject to postponement if such date is not an Index Business Day or in the event of a Market Disruption Event. It is possible that the market prices of the applicable Index constituents, and, as a result, the Index Closing Level and the Indicative Note Value, may vary significantly between when we provide the notice of our intent to call the notes and the Call Calculation Date, including potentially as a result of our trading activities during this period, as described further under “We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.” As a result, you may receive a Call Settlement Amount that is significantly less than the Indicative Value at the time of the notice of our election to call the notes and may be less than your initial investment in the notes.

PS-7

The notes do not pay any interest, and you will not have any ownership rights in the Index constituents.

The notes do not pay any interest, and you should not invest in the notes if you are seeking an interest-bearing investment. You will not have any ownership rights in the applicable Index constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the applicable Index. The Cash Settlement Amount, the Call Settlement Amount, or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any shares of the Index constituents.

The Index Closing Level used to calculate the payment at maturity, call or upon a redemption may be less than the Index Closing Level on the Maturity Date, Call Settlement Date or at other times during the term of the notes.

The Index Closing Level on the Maturity Date, Call Settlement Date or at other times during the term of the notes, including dates near the Final Measurement Period or the Call Measurement Period, as applicable, could be greater than any of the Index Closing Levels during the Final Measurement Period or Call Measurement Period, as applicable. This difference could be particularly large if there is a significant increase in the applicable Index Closing Level after the Final Measurement Period or the Call Measurement Period, as applicable, or if there is a significant decrease in the Index Closing Level around the Final Measurement Period or the Call Measurement Period, as applicable, or if there is significant volatility in the Index Closing Levels during the term of the notes.

There are restrictions on the minimum number of notes you may request that we redeem and the dates on which you may exercise your right to have us redeem your notes.

If you elect to require us to redeem your notes, you must request that we redeem at least the number of notes specified in the applicable pricing supplement on any Business Day commencing on the first applicable Redemption Date through and including the Final Redemption Date. If you own fewer than the applicable minimum required number of notes, you will not be able to elect to require us to redeem your notes. Your request that we redeem your notes is only valid if we receive your Redemption Notice by email no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed Redemption Confirmation by 5:00 p.m., New York City time, that same day. If we do not receive such notice and confirmation, your redemption request will not be effective and we will not redeem your notes on the corresponding Redemption Date.

The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the notes at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Because of the timing requirements of the Redemption Notice and the Redemption Confirmation, settlement of the redemption will be prolonged when compared to a sale and settlement in the secondary market. Because your request that we redeem your notes is irrevocable, this will subject you to loss if the level of the applicable Index decreases after we receive your request. Furthermore, our obligation to redeem the notes prior to maturity may be postponed upon the occurrence of a Market Disruption Event.

If you want to sell your notes but are unable to meet the minimum redemption requirements, you may sell your notes into the secondary market at any time, subject to the risks described below. A trading market for the notes may not develop. Also, the price you may receive for the notes in the secondary market may differ from, and may be significantly less than, the Redemption Amount.

You will not know the Redemption Amount at the time you elect to request that we redeem your notes.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your notes. Your notice to us to redeem your notes is irrevocable and must be received by us no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same day. The Redemption Measurement Date is the Index Business Day following the applicable Redemption Notice Date. You will not know the Redemption Amount until after the Redemption Measurement Date, and we will pay you the Redemption Amount, if any, on the Redemption Date. As a result, you will be exposed to market risk in the event the level of the Index fluctuates after we confirm the validity of your notice of election to exercise your right to have us redeem your notes, and prior to the relevant Redemption Date.

PS-8

Market disruptions may adversely affect your return.

The Calculation Agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents the Calculation Agent from determining the closing Indicative Note Values during the Final Measurement Period or the Call Measurement Period, or on a Redemption Measurement Date, and prevents the Calculation Agent from calculating the amount that we are required to pay you, if any. These events may include disruptions or suspensions of trading in the markets as a whole. If the Calculation Agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that the determination of the Index Closing Level will be postponed and your return will be adversely affected. Moreover, if the final Averaging Date (as defined under “Additional Terms of the Notes — Market Disruption Events”) is postponed to the last possible day and the Index Closing Level is not available on that day if such day is not an Index Business Day, the Calculation Agent or one of its affiliates will determine the Index Closing Level on such last possible day. See “Additional Terms of the Notes — Market Disruption Events” for more information. Because the Calculation Agent is our affiliate, its interests in making a determination of this kind may be adverse to the interests of holders of the notes.

Significant aspects of the tax treatment of the notes are uncertain and certain aspects may make the notes less suitable for certain non-U.S. investors.

The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement.

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the notes even though that holder will not receive any payments with respect to the notes until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

Moreover, certain investors that are not “United States persons” for U.S. income tax purposes may incur U.S. tax obligations as a result of an investment in the notes.

Please read carefully the section entitled “Supplemental Tax Considerations” in this product supplement. You should consult your tax advisor about your own tax situation.

Risks Relating to Liquidity and the Secondary Market

The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the notes in the secondary market.

The Intraday Indicative Value at any point in time of an Index Business Day will equal (a) the Intraday Long Index Amount minus (b) the Daily Investor Fee; provided that if such calculation results in a value equal to or less than $0, the Intraday Indicative Value will be $0. Because the Intraday Indicative Value uses an intraday Index level for its calculation, a variation in the intraday level of the applicable Index from the previous Index Business Day’s Index Closing Level may cause a significant variation between the closing Indicative Note Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value may vary significantly from the previous or next Index Business Day’s closing Indicative Note Value or the price of the notes purchased intraday.

PS-9

The trading price of the notes at any time is the price at which you may be able to sell your notes in the secondary market at such time, if one exists. The trading price of the notes at any time may vary significantly from the Intraday Indicative Value of the notes at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads, and any corresponding premium in the trading price may be reduced or eliminated at any time. Paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event the investor sells such notes at a time when such premium is no longer present in the market place or the notes are called, in which case investors will receive a cash payment based on the closing Indicative Note Value of the notes during the Call Measurement Period. See “— There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market” below. We may, without providing you notice or obtaining your consent, create and issue notes in addition to those offered by the applicable pricing supplement having the same terms and conditions as your notes. However, we are under no obligation to sell additional notes at any time, and we may suspend issuance of new notes at any time and for any reason without providing you notice or obtaining your consent. If we limit, restrict or stop sales of additional notes, or if we subsequently resume sales of such additional notes, the price and liquidity of your notes could be materially and adversely affected, including an increase or decline in the premium purchase price of the applicable notes over the Intraday Indicative Value of the notes. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the notes.

Publication of the Intraday Indicative Value may be delayed, particularly if the publication of the applicable intraday Index value is delayed. See “Intraday Value of the Index and the Notes—Intraday Indicative Note Values.”

There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market.

The notes are expected to be listed on the securities exchange specified in the applicable pricing supplement. No assurance can be given as to the continued listing of the notes for their term or of the liquidity or trading market for the notes. There can be no assurance that a secondary market for the notes will be maintained. We are not required to maintain any listing of the notes on any securities exchange.

If the notes are delisted, they will no longer trade on a national securities exchange. Trading in delisted notes, if any, would be on an over-the-counter basis. If the notes are removed from their primary source of liquidity, it is possible that holders may not be able to trade their notes at all. We cannot predict with certainty what effect, if any, a delisting would have on the trading price of the applicable notes, however, the notes may trade at a significant discount to their indicative value. If a holder had paid a premium over the Intraday Indicative Value of the notes and wanted to sell the notes at a time when that premium has declined or is no longer present, the investor may suffer significant losses and may be unable to sell the notes in the secondary market.

The notes could be delisted by the applicable securities exchange if they cease to meet the listing requirements of that exchange, for example, in the event that there is a material change in the applicable Index that causes the Index to no longer meet the exchange’s listing requirements. See “Additional Terms of the Notes—Discontinuation of or Adjustments to the Index; Alteration of Method of Calculation.”

Although the title of the notes includes the words “exchange-traded notes,” we are not obligated to maintain the listing of any of the notes on any securities exchange. We may elect to discontinue the listing of your notes at any time and for any reason, including in connection with a decision to discontinue further issuances and sales of those notes. If your notes ceased to be listed on an exchange, the words “exchange-traded notes” will continue to be included in their title in any event.

PS-10

The applicable securities exchange may halt trading in the notes or may limit the extent to which trading prices may change within specified time periods, which in either case would adversely impact your ability to sell the notes.

Trading in your notes may be halted due to market conditions or, in light of the exchange’s rules and procedures, for reasons that, in the view of that exchange, make trading in the notes inadvisable. General exchange trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules based on a specified decline in a market index (e.g., the S&P 500® Index). In addition, the notes may be subject to “limit up” and “limit down” rules or trading pause requirements that are triggered by a significant change in the trading price of the notes within a specified period of time. These “limit up” and “limit down” and trading pause rules, if triggered, could prevent investors from transacting at the then prevailing Intraday Indicative Value or at all. If the value of the notes declines precipitously during the trading day, triggering a “limit down” mechanism or trading pause, you may be unable to sell your notes for some period of time, either because no trading at all is permitted or because the price that any purchaser would be willing to pay for them at the time may be significantly below the lowest price that a purchaser would be permitted to pay for them on the applicable exchange. In that circumstance, by the time you are finally able to sell your notes, you may have incurred significantly greater losses than you would have incurred had you been able to sell them when you initially wanted to. Additionally, the ability to short sell notes may be restricted when there is a 10% or greater change from the previous day’s official closing price. The applicable exchange’s rules relating to these matters are subject to change from time to time.

The liquidity of the market for the notes may vary materially over time, and may be limited if you do not hold the minimum number of notes required for an optional redemption.

Certain affiliates of BMOCM may engage in limited purchase and resale transactions in the notes, and we or BMOCM may purchase notes from holders in amounts and at prices that may be agreed from time to time, although they are not required to do so. Also, the number of notes outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the notes or due to our or our affiliates’ purchases of notes in the secondary market. Accordingly, the liquidity of the market for your notes could vary materially over the term of the notes. There may not be sufficient liquidity to enable you to sell your notes readily and you may suffer substantial losses and/or sell your notes at prices substantially less than their Intraday Indicative Value or Indicative Note Value, including being unable to sell them at all or only for a minimal price in the secondary market. You may elect to require us to redeem your notes, but such redemption is subject to the restrictive conditions and procedures described in this product supplement, including the condition that you must request that we redeem the minimum number of notes specified in the applicable pricing supplement on any Redemption Date.

The value of the notes in the secondary market may be influenced by many unpredictable factors.

The market value of your notes may fluctuate between the date you purchase them and the relevant date of determination. You may also sustain a significant loss if you sell your notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the notes. We expect that, generally, the level of the applicable Index on any day will affect the value of the notes more than any other single factor. The value of the notes may be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility in the applicable Index and the prices of the applicable Index constituents;
•	the time to maturity of the notes;
•	the market price and expected dividends or distributions on the applicable Index constituents;
•	interest and yield rates in the market generally;
•	supply and demand for the applicable notes, including, but not limited to, inventory positions with BMOCM or any market maker or other person or entity who is trading the notes (supply and demand for the notes will be affected by the total issuance of notes, and we are under no obligation to issue additional notes to increase the supply);
•	the amount of the Daily Investor Fee on the relevant date of determination;
•	the applicable Index constituents and changes to those Index constituents over time;
•	whether the applicable notes have been delisted from the applicable securities exchange;
•	economic, financial, political, regulatory, judicial, military and other events that affect the applicable Index constituents or that affect markets generally and which may affect the Index Closing Level; and
•	our actual or perceived creditworthiness.

Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. If you sell the notes, you may receive significantly less than the amount that you paid for them.

PS-11

Risks Relating to Conflicts of Interest and Hedging

Our offering of the notes does not constitute an expression of our view about, or a recommendation of, the applicable Index or any of the applicable Index constituents.

You should not take our offering of the notes as an expression of our views about how the applicable Index or any of the Index constituents will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in the applicable Index or any of the Index constituents, including through an investment in the notes. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in the applicable Index or one or more of the Index constituents that conflict with an investment in the notes. See “— We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” below and “Use of Proceeds and Hedging” in this product supplement for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Except to the extent specified in the applicable pricing supplement, we will not be affiliated with any constituent issuer or the Index Sponsor. However, we or our affiliates may currently or from time to time in the future engage in business with a constituent issuer or the Index Sponsor. Nevertheless, neither we nor any of our affiliates independently verified the accuracy or the completeness of any information about the applicable Index Sponsor or any of the constituent issuers disclosed by the Index Sponsor or the constituent issuers.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.

In anticipation of the sale of each of the notes, we expect to hedge our obligations under the notes through certain affiliates or unaffiliated counterparties by taking positions in instruments the value of which is derived from the applicable Index or one or more Index constituents. We may also adjust our hedge by, among other things, purchasing or selling instruments the value of which is derived from the applicable Index or one or more Index constituents at any time and from time to time, and close out or unwind our hedge by selling any of the foregoing at any time and from time to time. We cannot give you any assurances that our hedging will not negatively affect the level of the applicable Index or the performance of the applicable notes. See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

These hedging activities may present a conflict of interest between your interest as a holder of the notes and the interests our affiliates have in executing, maintaining and adjusting hedge transactions. These hedging activities could also affect the price at which BMOCM is willing to purchase your notes in the secondary market.

Our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the applicable notes declines.

Bank of Montreal or its affiliates may also engage in trading in the applicable Index constituents and other investments relating to those constituents, the constituent issuers or the applicable Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could negatively affect the market price of the applicable Index constituents and the applicable Index level and, therefore negatively affect the market value of the applicable notes. Bank of Montreal or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any constituent issuers, the Index constituents or the applicable Index. By introducing competing products into the market place in this manner, Bank of Montreal or its affiliates could adversely affect the market value of the applicable notes.

PS-12

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities.

We or our affiliates may currently or from time to time engage in business with the applicable constituent issuers, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about those constituent issuers, and we will not disclose any such information to you. Any prospective purchaser of notes should undertake an independent investigation of each constituent issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of other securities or financial instruments with returns linked or related to changes in the applicable Index level or the applicable Index constituents. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the applicable notes. By introducing competing products into the market place in this manner, we or one or more of our affiliates could adversely affect the value of the applicable notes.

BMOCM and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the applicable notes, and may do so in the future. Any such research, opinions or recommendations could affect the level of the applicable Index and of each of the Index constituents, and therefore the market value of the notes.

BMOCM and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the applicable notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding those notes. BMOCM and its affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the applicable notes. Any research, opinions or recommendations expressed by BMOCM or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the applicable notes, the applicable Index, the constituent issuers and the Index constituents.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to BMOCM’s role as Calculation Agent.

BMOCM, one of our affiliates, will act as the Calculation Agent. The Calculation Agent will make all determinations relating to each of the notes, including the Index Closing Level, the Index Performance Factor, the Indicative Note Value, the Daily Investor Fee, the Long Index Amount, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, and the Redemption Amount, if any, that we will pay you upon early redemption, if applicable. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the applicable Index has been discontinued and whether there has been a material change in that Index. In performing these duties, BMOCM may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where BMOCM, as the Calculation Agent, is entitled to exercise discretion.

PS-13

HYPOTHETICAL EXAMPLES

The applicable pricing supplement will set forth examples and tables that illustrate the amounts payable on the notes at maturity in hypothetical circumstances. They are intended to highlight how the return on the notes is affected by the daily performance of the Index, fees and path dependency.

Many factors will affect the value of the notes, and the figures in the applicable pricing supplement will be provided for illustration only. These hypothetical examples and tables should not be taken as an indication or a prediction of future Index performance or investment results and are intended to illustrate a few of the possible returns on the notes. Because the Indicative Note Value will take into account the net effect of the Daily Investor Fee and the performance of the applicable Index, the Indicative Note Value is dependent on the path taken by the Index level to arrive at its ending level.

PS-14

ADDITIONAL TERMS OF THE NOTES

In this section, references to “holders” mean those who own the applicable notes registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the notes registered in street name or in the notes issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the notes should read the section entitled “Description of Debt Securities We May Offer — Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

Each of the notes will be part of a series of debt securities entitled “Senior Medium-Term Notes, Series E” that we may issue from time to time under the indenture more particularly described in the accompanying prospectus supplement. This product supplement summarizes specific financial and other terms that apply to the notes. Terms that apply generally to all Senior Medium-Term Notes, Series E are described in “Description of the Notes We May Offer” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described in this product supplement those described in the accompanying prospectus supplement and prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The applicable pricing supplement for your notes may also contain additional or different terms of the applicable notes.

The notes will be issued under our senior indenture dated as of January 25, 2010 between us and Wells Fargo Bank, National Association, as trustee, as amended and supplemented to date.

We or our affiliates may, at any time and from time to time, purchase outstanding notes in the open market, by private agreement or in other transactions.

Cash Settlement Amount at Maturity

The “Maturity Date” will be specified in the applicable pricing supplement. Unless otherwise set forth in the applicable pricing supplement, the Maturity Date will be the third scheduled Business Day following the last Index Business Day in the Final Measurement Period, unless that day is not a Business Day, in which case the Maturity Date will be the following Business Day, subject to adjustment as described below under “— Market Disruption Events.” The Maturity Date of any of the notes may be extended at our option for up to two additional five-year periods. We may only extend a scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity, we will notify DTC and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide that notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date.

For each note, unless earlier called or redeemed, you will receive at maturity a cash payment equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Final Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” This amount will not be less than zero.

On the Initial Trade Date, the Indicative Note Value of the applicable notes will equal the principal amount. The principal amount will be $50, unless specified otherwise in the applicable pricing supplement. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the closing Indicative Note Value will equal (a) the Long Index Amount on such Exchange Business Day minus (b) the Daily Investor Fee on such Exchange Business Day; provided that if such calculation results in a value equal to or less than $0, the closing Indicative Note Value will be $0. If the closing Indicative Note Value is $0 on any Exchange Business Day or the Intraday Indicative Value at any time during an Exchange Business Day is equal to or less than $0, then the Indicative Note Value on all future Exchange Business Days for those notes will be $0 and the Cash Settlement Amount will be zero.

On the Initial Trade Date, the Long Index Amount of the applicable notes will equal the principal amount, which will be $50, unless specified otherwise in the applicable pricing supplement. On any subsequent Exchange Business Day until maturity, call or redemption of the applicable notes, the Long Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Index Performance Factor on such Exchange Business Day.

PS-15

On the Initial Trade Date, the Index Performance Factor of the applicable notes will be 1. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Index Performance Factor will equal (a) the Index Closing Level on such Exchange Business Day (or, if such day is not an Index Business Day, the Index Closing Level on the immediately preceding Index Business Day) divided by (b) the Index Closing Level on the immediately preceding Index Business Day, as determined by the Calculation Agent. If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agent will determine the Index Performance Factor for the notes on each such Index Business Day using an appropriate closing level of the applicable Index for each such Index Business Day, taking into account the nature and duration of such Market Disruption Event.

On the Initial Trade Date, the Daily Investor Fee of the applicable notes will be $0. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Daily Investor Fee will equal the product of (a) the Indicative Note Value at the close of the immediately preceding Exchange Business Day times (b) the Fee Rate divided by (c) 365 times (d) the number of calendar days since the last Exchange Business Day. Because the Daily Investor Fee is subtracted from the closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Fee Rate specified below. Because the net effect of the Daily Investor Fee is a fixed percentage of the value of the notes, the aggregate effect of the Daily Investor Fee will increase or decrease in a manner directly proportional to the value of the notes and the amount of notes that are held.

The “Intraday Indicative Value” of the notes at any time during an Exchange Business Day will equal (a) the Intraday Long Index Amount minus (b) the Daily Investor Fee; provided that if such calculation results in a value equal to or less than $0, the Intraday Indicative Value will be $0. If the Intraday Indicative Value is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0.

The “Intraday Long Index Amount” will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Intraday Index Performance Factor.

The “Intraday Index Performance Factor” will equal (a) the most recently published level of the Index divided by (b) the Index Closing Level on the immediately preceding Index Business Day.

The applicable Fee Rate will be specified in the applicable pricing supplement.

You may lose some or all of your investment at maturity or call, or upon early redemption. Because the Daily Investor Fee reduces your final payment, the level of the applicable Index will need to have increased sufficiently over the term of the notes in an amount sufficient to offset the decrease in principal amount represented by the Daily Investor Fee in order for you to receive an aggregate amount over the term of the notes equal to at least the principal amount. If the increase in the level of the applicable Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period, is insufficient to offset the cumulative negative effect of the Daily Investor Fee, you will lose some or all of your investment at maturity or call, or upon early redemption. This loss may occur even if the Index Closing Level at any time during the Final Measurement Period is greater than the Index Closing Level on the Initial Trade Date. It is possible that you will suffer significant losses in the notes even if the long-term performance of the applicable Index is flat or positive (before taking into account the negative effect of the Daily Investor Fee and the Redemption Fee Amount, if applicable). In addition, if the closing Indicative Note Value or the Intraday Indicative Value of the notes is equal to or less than zero, then the notes will be permanently worth $0 and the Cash Settlement Amount will be zero (a total loss of value).

The “Initial Index Level” will be specified in the applicable pricing supplement, and will be the Index Closing Level for the applicable Index on the applicable Initial Trade Date.

Unless otherwise set forth in the applicable pricing supplement, the “Final Measurement Period” means the five Index Business Days from and including the Calculation Date, subject to adjustment as described under “— Market Disruption Events.”

PS-16

The “Index Calculation Agent” means the entity that calculates and publishes the level of the applicable Index, as specified in the applicable pricing supplement.

The “Calculation Date” will be specified in the applicable pricing supplement. If that day is not an Index Business Day, the Calculation Date will be the next Index Business Day, subject to adjustments.

“Index Business Day” means any day on which the applicable Index Sponsor publishes the Index Closing Level.

Unless otherwise set forth in the applicable pricing supplement, “Primary Exchange” means, with respect to each Index constituent or each component underlying a successor index, the primary exchange or market of trading such Index constituent or such component underlying a successor index.

Unless otherwise set forth in the applicable pricing supplement, “Related Exchange” means, with respect to each Index constituent or each component underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Index constituent or such component underlying a successor index.

“Exchange Business Day” means any day on which the primary exchange or market for trading of the applicable notes is scheduled to be open for trading.

“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York City or Toronto.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below, you may submit a request on any Business Day to elect to require us to redeem your notes (subject to a minimum redemption amount set forth in the applicable pricing supplement) between and including the applicable Redemption Dates. If you so elect and have done so in compliance with the redemption procedures described below, and subject to the postponements and adjustments described under “— Market Disruption Events,” you will receive payment for the redeemed notes on the applicable Redemption Date. The “Redemption Amount” will equal (a) the Indicative Note Value as of the Redemption Measurement Date minus (b) the Redemption Fee Amount (as defined below).

You must comply with the redemption procedures described below in order to redeem your notes. For any applicable redemption request, the “Redemption Notice Date” will be the date that the applicable Redemption Notice and Redemption Confirmation (each as defined below) are delivered. If such Redemption Notice or Redemption Confirmation is delivered on a day that is not an Index Business Day, then the Redemption Notice Date shall be the next Index Business Day. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your notes for redemption with those of other investors to reach the minimum required amount of notes; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce the applicable minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of the applicable notes at the time the reduction becomes effective.

The notes will be redeemed and the holders will receive payment for their notes on the third Business Day following the applicable Redemption Measurement Date (the “Redemption Date”). The first Redemption Date will be set forth in the applicable pricing supplement, and the final Redemption Date will be the last scheduled Index Business Day prior to the Calculation Date or Call Calculation Date, as applicable. If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Measurement Date with respect to any of the applicable Index constituents, such Redemption Measurement Date may be postponed as described under “— Market Disruption Events.”

The applicable “Redemption Measurement Date” means the Index Business Day following the applicable Redemption Notice Date, subject to adjustments as described under “— Market Disruption Events.”

PS-17

If you exercise your right to have us redeem your notes, subject to your compliance with the procedures described under “— Redemption Procedures,” you will receive for each note a cash payment on the relevant Redemption Date equal to the Indicative Note Value as of the Redemption Measurement Date, minus the Redemption Fee Amount.

The “Redemption Fee Amount” will be a percentage of the Indicative Note Value set forth in the applicable pricing supplement. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. In exercising your right to have us redeem your notes, you should not assume you will be entitled to the benefit of any such waiver.

We refer to this cash payment as the “Redemption Amount.” This amount will not be less than zero.

For purposes of determining the Redemption Amount, the Index Performance Factor used in calculating the closing Indicative Note Value as of the Redemption Measurement Date will be (a) the Index Closing Level on the Redemption Measurement Date divided by (b) the Index Closing Level on the immediately preceding Index Business Day, as determined by the Calculation Agent.

We will inform you of such Redemption Amount on the first Business Day following the applicable Redemption Measurement Date.

You may lose some or all of your investment upon early redemption. Because the cumulative negative effect of the Daily Investor Fee and the Redemption Fee Amount reduce your final payment, the level of the applicable Index will need to have increased over the term of the applicable notes by an amount sufficient to offset the decrease in principal amount represented by the Daily Investor Fee and the Redemption Fee Amount in order for you to receive an aggregate amount upon redemption equal to at least the principal amount of your notes. If the increase in the level of the applicable Index, as measured on the Redemption Measurement Date, is insufficient to offset such a cumulative negative effect, you will lose some or all of your investment upon early redemption. It is possible that you will suffer significant losses in the notes upon redemption even if the long-term performance of the applicable Index is flat or positive (before taking into account the negative effect of the Daily Investor Fee and the Redemption Fee Amount).

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the notes at a premium or discount to their indicative value. However, there can be no assurance that arbitrageurs will employ the repurchase feature in this manner as to any of the notes.

Redemption Procedures

To redeem your notes, you must instruct your broker or other person through whom you hold your notes to take the following steps through normal clearing system channels:

➢	deliver a notice of redemption, which we refer to as a “Redemption Notice,” which will be attached to the applicable pricing supplement, to Bank of Montreal or its agent via email no later than 2:00 p.m. (New York City time) on the Index Business Day preceding the applicable Redemption Measurement Date. If we receive your Redemption Notice by the time specified in the preceding sentence, we (or our agent) will respond by sending you a form of confirmation of redemption, in a form that will be set forth in the applicable pricing supplement, for your execution;

➢	deliver the signed confirmation of redemption, which we refer to as the “Redemption Confirmation,” to us via e-mail in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your Redemption Confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your notes on the applicable Redemption Measurement Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

PS-18

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the notes, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 2:00 p.m. (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Index Business Day prior to the applicable Redemption Measurement Date, your notice will not be effective, you will not be able to redeem your notes until the following Redemption Date and your broker will need to complete all the required steps if you wish to redeem your notes on any subsequent Redemption Date. In addition, Bank of Montreal may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of notes relating to the right to redeem their notes will be irrevocable. If the applicable notes undergo a split or reverse split, the minimum number of notes needed to exercise your right to redeem will remain the same.

Call Right

We have the right to redeem all, but not less than all, of any issuance of the notes upon not less than 14 calendar days’ prior notice to the holders of the applicable notes. Such redemption will occur on the applicable Call Settlement Date (as defined above). Upon early redemption in the event we exercise this right, you will receive a cash payment equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Call Measurement Period.

We refer to this cash payment as the “Call Settlement Amount.” This amount will not be less than zero.

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their notes on the fifth Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Calculation Date with respect to any of the applicable Index constituents, such Call Calculation Date may be postponed as described under “— Market Disruption Events.”

Unless otherwise set forth in the applicable pricing supplement, the “Call Measurement Period” means the five Index Business Days from and including the Call Calculation Date, subject to adjustments as described under “— Market Disruption Events.”

If we issue a call notice on any calendar day, the “Call Calculation Date” will be the next Index Business Day after the call notice is issued.

You may lose some or all of your investment upon a call. Because the Daily Investor Fee reduces your final payment, the level of the applicable Index will need to have increased over the term of the notes by an amount sufficient to offset the decrease in the principal amount represented by the Daily Investor Fee in order for you to receive an aggregate amount upon a call equal to at least the principal amount of your notes.

Calculation Agent

BMOCM will act as the Calculation Agent for each of the notes. The Calculation Agent will make all determinations relating to the notes, including the Index Performance Factor, the Index Closing Level on any Index Business Day on which such Index Closing Level is to be determined during the term of the applicable notes, the Indicative Note Value, the Long Index Amount, the Daily Investor Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, that we will pay you upon redemption, if applicable, and the Call Settlement Amount, if any, that we will pay you in the event that we call the applicable notes. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the applicable Index has been discontinued and whether there has been a material change in that Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. The holder of the notes shall not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Calculation Agent. We may appoint a different Calculation Agent from time to time after the date of this product supplement or the applicable pricing supplement without your consent and without notifying you.

PS-19

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption, on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date any Call Settlement Date, as applicable.

All dollar amounts related to determination of the applicable Indicative Note Value, the Long Index Amount, the Daily Investor Fee, the Redemption Amount and Redemption Fee Amount, if any, per note, the Call Settlement Amount, if any, per note, and the Cash Settlement Amount, if any, per note, will be rounded to the nearest one-millionth, with five ten-millionths rounded upward (e.g., .7654545 would be rounded up to .765455); and all dollar amounts paid on the aggregate principal amount of the applicable notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

If a Market Disruption Event occurs or is continuing on any day that would otherwise constitute an Index Business Day, as determined by the Calculation Agent, such day shall not be considered an Index Business Day for purposes of determinations with respect to the applicable notes.

To the extent a Market Disruption Event has occurred or is continuing on an Averaging Date (as defined below) or on a Redemption Measurement Date, the closing Indicative Note Value for such Averaging Date or for such Redemption Measurement Date will be determined by the Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) irrespective of whether, pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the closing Indicative Note Value being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the closing Indicative Note Values on the Index Business Days during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, the Calculation Agent or one of its affiliates, as the case may be, will apply the closing Indicative Note Value for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the Final Measurement Period or Call Measurement Period, as applicable, for purposes of calculating the Cash Settlement Amount or Call Settlement Amount, respectively, is based on the arithmetic mean of the closing Indicative Note Values on June 8, 2020, June 9, 2020, June 10, 2020, June 11, 2020 and June 12, 2020 and there is a Market Disruption Event on June 8, 2020, but no other Market Disruption Event during the Final Measurement Period or Call Measurement Period, as applicable, then the closing Indicative Note Value on June 9, 2020 will be used twice to calculate the Cash Settlement Amount or Call Settlement Amount, respectively, and such Cash Settlement Amount or Call Settlement Amount, as applicable, will be determined based on the arithmetic mean of the closing Indicative Note Values on June 9, 2020, June 9, 2020, June 10, 2020, June 11, 2020 and June 12, 2020.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date or the Redemption Measurement Date, as applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging Date or Redemption Measurement Date. If the third Index Business Day following the date originally scheduled to be the final Averaging Date, or the Redemption Measurement Date, as applicable, is not an Index Business Day or a Market Disruption Event has occurred or is continuing on such third Index Business Day, the Calculation Agent or one of its affiliates will determine the Index Closing Level to be used in the calculation of the closing Indicative Note Value based on its good faith estimate of the Index Closing Level that would have prevailed on such third Index Business Day but for such Market Disruption Event.

An “Averaging Date” means each of the Index Business Days during the Final Measurement Period or Call Measurement Period, as applicable, subject to adjustment as described herein.

Any of the following will be a Market Disruption Event with respect to the applicable Index, in each case as determined by the Calculation Agent in its sole discretion:

PS-20

(a)	the suspension, absence or material limitation of trading in a material number of the applicable Index constituents for more than two hours or during the one-half hour before the close of trading in the applicable Primary Exchange or Primary Exchanges;
(b)	the suspension, absence or material limitation of trading in option or futures contracts relating to the applicable Index or to a material number of Index constituents on a Related Exchange for more than two hours of trading or during the one-half hour before the close of trading in that market;
(c)	the applicable Index is not published; or
(d)	any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the applicable notes that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging.”

The following events will not be Market Disruption Events with respect to the applicable Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the Primary Exchange or Related Exchange; or
(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the applicable Index or any Index constituents.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the applicable Index or any Index constituents are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Notwithstanding the occurrence of one or more of the events described above, which may, in the Calculation Agent’s discretion, constitute a Market Disruption Event, the Calculation Agent in its discretion may waive its right to postpone the determination of the Index Closing Level if it determines that one or more of the above events has not and is not likely to materially impair its ability to determine the Index Closing Level on any date.

Discontinuance or Modification of an Index

If the applicable Index Sponsor discontinues publication of the applicable Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to that Index, then the Calculation Agent will permanently replace that Index with that substitute index (the “successor index”) for all purposes, and all provisions described in this product supplement as applying to the Index will thereafter apply to the successor index instead. If the Calculation Agent replaces the applicable Index with a successor index, then the Calculation Agent will determine the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, by reference to the successor index.

If the Calculation Agent determines that the publication of the applicable Index is discontinued and there is no successor index, the Calculation Agent will determine the level of that Index and thus the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the applicable Index, the Index constituents or the method of calculating that Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the Index constituents or is due to any other reason and is not otherwise reflected in the level of the applicable Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Index Closing Level used to determine the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, is equitable.

A substitution of the applicable Index for a successor index or a material change in the method of calculating the Index could cause the notes to no longer satisfy the listing requirements and result in the relevant securities exchange delisting the notes. A delisting of the notes would materially and adversely affect the liquidity of the trading market for those notes.

PS-21

Events of Default and Acceleration

Under the heading “Description of Debt Securities We May Offer — Modification and Waiver of the Debt Securities — Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

In case an event of default with respect to any of the notes shall have occurred and be continuing, the amount declared due and payable per note upon any acceleration of the applicable notes will be determined by the Calculation Agent and will be an amount in cash equal to the Redemption Amount, calculated as if the date of acceleration were the Redemption Measurement Date. For purposes of this calculation, the Redemption Fee Amount shall be zero.

If the maturity of the applicable notes is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the applicable notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities We May Offer — Modification and Waiver of the Debt Securities — Defeasance” are not applicable to the notes.

Manner of Payment and Delivery

Any payment on or delivery of the applicable notes at maturity or call, or upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the applicable notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Modified Business Day

As described in “Description of the Notes We May Offer — Payment Mechanics — Payment When Offices Are Closed” in the attached prospectus supplement, any payment on the notes that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— Call Right” and “— Early Redemption at the Option of the Holders” above.

Clearance and Settlement

The DTC participants that hold the notes through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the notes and secondary market trading between DTC participants.

Split or Reverse Split of the Notes

We or the Calculation Agent may initiate a split or reverse split of any issuance of the notes on any Index Business Day. If we or the Calculation Agent decides to initiate a split or reverse split, we will issue a notice to holders of the applicable notes and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the applicable notes accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

PS-22

In the case of a reverse split, we reserve the right to address odd numbers of notes (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion, acting in good faith. For example, if the notes undergo a 1-for-4 reverse split, holders who own a number of the applicable notes on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of notes they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” notes in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the closing Indicative Note Value of the notes on a specified Index Business Day following the announcement date.

A split or reverse split of the notes will not affect the aggregate stated principal amount of the applicable notes held by an investor, other than to the extent of any “partial” notes, but it will affect the number of notes an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the applicable notes on the exchange.

PS-23

THE INDEX

The applicable pricing supplement will set forth information about the relevant Index, including its Index Sponsor, Index Calculation Agent, and other material information about that Index. We will derive all information contained in any pricing supplement regarding the applicable Index from publicly available sources, without independent investigation.

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of each of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under those notes.

We expect to enter into transactions to hedge our obligations under the applicable notes. Such transactions may involve purchases or sales of the applicable Index constituents or financial instruments linked to the applicable Index and/or the Index constituents prior to or on the applicable Initial Issue Date. In addition, from time to time after we issue any notes, we may enter into additional hedging transactions or unwind those hedging transactions previously entered into. In this regard, we may:

•	acquire or dispose of or otherwise repurchase long or short positions in some or all of the applicable Index constituents;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to some or all of the constituent issuers, the Index constituents or the applicable Index;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices; or

•	engage in any combination of the above activities.

We or our affiliates may acquire a long or short position in securities similar to any of the notes from time to time and may, in our sole discretion, hold or resell those securities.

We may close out our hedge positions on or before the last Index Business Day in the applicable Final Measurement Period or Call Measurement Period. That step may involve sales or purchases of the applicable Index constituents, listed or over-the-counter options or futures on Index constituents or listed or over-the-counter options, futures, or other instruments linked to the level of the applicable Index, as well as other instruments designed to track the performance of that Index.

While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially decrease the level of the applicable Index, which could adversely affect your payment at maturity, call or upon early redemption. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines. See “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” above.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. We may hedge our exposure on the notes directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to the applicable Index or one or more constituent issuers or the Index constituents. No noteholder will have any rights or interest in our hedging activity or any positions that we or any unaffiliated counterparties may take in connection with our hedging activity.

PS-24

SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date. The applicable pricing supplement may set forth additional or different considerations relating to any particular issuance of the notes.

Supplemental Canadian Tax Considerations

In the opinion of Torys LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires from us as the beneficial owner the notes offered by this document, and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of notes, (3) is not affiliated with us, (4) does not receive any payment of interest on a note in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (5) does not use or hold notes in a business carried on in Canada and (6) is not a “specified shareholder” of ours as defined in the Tax Act for this purpose or a non-resident person not dealing at arm’s length with such “specified shareholder” (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This section supersedes and replaces in its entirety the section of the prospectus entitled “Canadian Taxation.”

This summary is based on the current provisions of the Tax Act and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

Canadian federal income tax considerations applicable to the notes may be described more particularly when such notes are offered (and then only to the extent material) in a pricing supplement related thereto if they are not addressed by the comments following and, in that event, the following will be superseded thereby to the extent indicated in that pricing supplement. These Canadian federal income tax considerations may also be supplemented, amended and/or replaced in a pricing supplement.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of the notes should consult their own tax advisors having regard to their own particular circumstances.

PS-25

Interest paid or credited or deemed to be paid or credited by us on a note (including amounts on account or in lieu of payment of, or in satisfaction of interest) to a Holder will not be subject to Canadian non-resident withholding tax, unless any portion of such interest (other than on a “prescribed obligation,” as defined in the Tax Act for this purpose) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. The administrative policy of the Canada Revenue Agency is that interest paid on a debt obligation is not subject to withholding tax unless, in general, it is reasonable to consider that there is a material connection between the index or formula to which any amount payable under the debt obligation is calculated and the profits of the issuer. With respect to any interest on a note, or any portion of the principal amount of a note in excess of the issue price, such interest or principal, as the case may be, paid or credited to a Holder should not be subject to Canadian non-resident withholding tax, unless otherwise specified in the applicable pricing supplement.

In the event that a note, interest on which is not exempt from Canadian non-resident withholding tax (other than a note which is an “excluded obligation,” as defined in the Tax Act for this purpose) is redeemed in whole or in part, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Holder or is otherwise assigned or transferred by a Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, or in certain cases, the price for which such note was assigned or transferred to the Holder by a person resident or deemed resident in Canada, the excess may be deemed to be interest and may, together with any interest that has accrued on the note to that time, be subject to Canadian non-resident withholding tax.

Generally, there are no other taxes on income (including taxable capital gains) payable by a Holder on interest, discount, or premium in respect of a note or on the proceeds received by a Holder on the disposition of a note (including redemption, cancellation, purchase or repurchase).

U.S. Federal Income Tax Considerations

The following is a general description of certain material U.S. federal income tax considerations relating to the notes. It does not purport to be a complete analysis of all U.S. federal income tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The following section supersedes the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement in its entirety. This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

This summary applies only to holders who are initial investors and hold their notes as capital assets for U.S. federal income tax purposes and are not excluded from this discussion. This section does not apply to classes of holders subject to special rules, such as partnerships, subchapter S corporations, other pass-through entities, governments (or instrumentalities or agencies thereof), dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their notes, banks, financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, persons that hold notes as part of a straddle or a hedging or conversion transaction, persons liable for alternative minimum tax, persons subject to Section 451(b) of the Code, U.S. expatriates or persons whose functional currency for tax purposes is not the U.S. dollar. In addition, the discussion below assumes that an investor in the notes will be subject to a significant risk that it will lose a significant amount of its investment in the notes.

If a partnership holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

PS-26

A U.S. holder is a beneficial owner of a note and that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

Tax Treatment of the Notes

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF THEIR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

We will not attempt to ascertain whether the issuer of any of the applicable Index constituents would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code or a “United States real property holding corporation” within the meaning of Section 897 of the Code. If the issuer of one or more of such stocks were so treated, certain adverse U.S. federal income tax consequences could possibly apply. You should refer to any available information filed with the SEC by the issuers of the applicable Index constituents and consult your tax advisor regarding the possible consequences to you in this regard.

In the opinion of our counsel, it would be generally reasonable to treat a note with terms described in this product supplement as a pre-paid cash-settled derivative contract in respect of the applicable Index for U.S. federal income tax purposes, and the terms of the notes require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization. If the notes are so treated, and subject to the discussion below regarding the potential application of the constructive ownership rules under Section 1260 of the Code, a U.S. holder generally should recognize capital gain or loss upon the sale, exchange, redemption or maturity of the applicable notes in an amount equal to the difference between the amount a U.S. holder receives at such time and the U.S. holder’s tax basis in those notes. In general, a U.S. holder’s tax basis in the notes will be equal to the price the holder paid for the notes. Capital gain recognized by an individual U.S. holder generally is taxed at preferential rates where the property is held for more than one year and generally is taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses is subject to limitations. The holding period for notes of a U.S. holder who acquires the notes upon issuance generally will begin on the date after the issue date (i.e., the settlement date) of the notes. If the notes are held by the same U.S. holder until maturity, that holder’s holding period generally will include the applicable Maturity Date.

Potential Application of Section 1260 of the Code. To the extent that an applicable Index includes the type of financial asset described under Section 1260 of the Code (including, among others, any equity interest in pass-thru entities such as ETFs, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, unless otherwise specified in the applicable terms supplement, there exists a substantial risk that an investment in a note is, in whole or in part, a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. holder in respect of a note will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in a gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the call, sale, or maturity (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of call, sale, or maturity).

PS-27

If an investment in a note is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. holder in respect of the note will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the note will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of the note and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. holder would have had if such U.S. holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the note attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets upon the date of call, sale, or maturity of the note at fair market value. To the extent any gain is treated as long-term capital gain after application of the recharacterization rules of Section 1260 of the Code, such gain would be subject to U.S. federal income tax at the rates that would have been applicable to the net underlying long-term capital gain. However, unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero. U.S. holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in a note.

Information With Respect to Foreign Financial Assets. An individual U.S. holder who, during any taxable year, holds any interest in “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with his or her tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Under these rules, the notes may be treated as “specified foreign financial assets.” Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the notes.

Additional Medicare Tax on Unearned Income. Certain U.S. holders will be subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as dividends and capital gains. U.S. holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the notes.

Alternative Treatments. Alternative tax treatments of the notes are also possible and the Internal Revenue Service (“IRS”) might assert that a treatment other than that described above is more appropriate. For example, it would be possible to treat the notes, and the IRS might assert that the notes should be treated, as a single debt instrument. Such a debt instrument would generally be subject to the special tax rules governing contingent payment debt instruments. If the notes are so treated, a U.S. holder would generally be required to accrue interest currently over the term of the notes even though that holder will not receive any payments from us prior to maturity. In addition, any gain a U.S. holder might recognize upon the sale, exchange, redemption or maturity of the notes would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the notes, and thereafter, would be capital loss. It is also possible that the IRS could seek to tax the notes by reference to a holder’s deemed ownership of the applicable Index constituents. In such case, a U.S. holder could be required to recognize amounts of income, gain or loss as if such holder had actually owned interests in those Index constituents. Under this alternative treatment, a U.S. holder could also be required to currently recognize gain or loss, at least some of which could be short-term capital gain (and possibly loss), each time the applicable Index rebalances.

PS-28

The IRS could also assert that a holder should be required to treat any amounts attributable to the Daily Investor Fee and any Redemption Fee Amount as separate investment expenses. For taxable years beginning after December 31, 2017 and beginning on or before December 31, 2025, the deduction of any such deemed expenses generally would not be permitted to a holder who is an individual, trust or estate. For taxable years beginning after December 31, 2025, the deduction of any such deemed expenses generally would be subject to a 2% floor on miscellaneous itemized deductions applicable to a holder who is an individual, trust or estate. Such amount correspondingly would increase the amount of gain and income or decrease the amount of loss recognized by a holder with respect to an investment in the notes.

In addition to and separate from an alternative tax treatment of deemed ownership of the applicable Index constituents, it is possible that a deemed taxable exchange could occur on one or more of the applicable Index rebalancing dates or upon any extension by us of the Maturity Date or that the notes could be treated as a series of derivative contracts, each of which matures on the next rebalancing date. If the notes were properly characterized in such a manner, a U.S. holder would be treated as disposing of the notes on each rebalancing date or extension, as the case may be, in return for new notes that mature on the next rebalancing date or on the extended Maturity Date, as the case may be, and a U.S. holder could accordingly recognize capital gain or loss on each rebalancing date or extension, as the case may be, equal to the difference between the holder’s tax basis in the notes (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the notes on such date.

Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the IRS could seek to characterize the notes in a manner that results in other tax consequences that are different from those described above. For example, the IRS could assert that any gain or loss that a holder may recognize upon the call, sale, exchange, redemption or maturity of the notes should be treated as ordinary gain or loss.

The IRS has released a notice that may affect the taxation of holders of the notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, and they sought taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. We intend to treat the notes for U.S. federal income tax purposes in accordance with the treatment described in this product supplement unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Non-U.S. Holders

The following discussion applies to non-U.S. holders of the notes. A non-U.S. holder is a beneficial owner of a note that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

Except as discussed below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the notes, provided that (i) the holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption or maturity of the notes. In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

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Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity -linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which generally is any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. -source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective date of the Treasury regulations to provide that withholding on “dividend equivalent” payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2021 Unless otherwise specified in the applicable pricing supplement, because the delta of the notes with respect to the applicable Index generally is expected to be one, we expect to treat dividend equivalent payments, if any, as subject to withholding. We will not pay any additional amounts in respect of any dividend equivalent withholding.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the notes to become subject to withholding tax (including withholding on “dividend equivalent” payments), we will withhold tax at the applicable statutory rate. The IRS has also indicated that it is considering whether income in respect of instruments such as the notes should be subject to withholding tax. Prospective investors should consult their own tax advisors in this regard.

Backup Withholding and Information Reporting

Holders may be subject to information reporting. Holders may also be subject to backup withholding on payments in respect of their notes unless they provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Non-U.S. holders will not be subject to backup withholding if they provide a properly completed Form W-8 appropriate to their circumstances. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against U.S. federal income tax liability, provided the required information is furnished to the IRS.

The Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. Account holders subject to information reporting requirements pursuant to FATCA may include holders of the notes. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.

The U.S. Treasury Department and the IRS have announced that withholding on payments of gross proceeds from a sale or redemption of the notes will only apply to payments made after December 31, 2018. However, recently proposed regulations eliminate the requirement of withholding on gross proceeds from the sale or disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If we determine withholding is appropriate with respect to the notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

PS-30

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA” and, each such plan, an “ERISA Plan”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the applicable notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, individual retirement accounts and Keogh plans subject to Section 4975 of the Code and entities such as collective investment funds, partnerships or separate accounts whose underlying assets are deemed to include “plan assets” of such ERISA Plans, accounts or plans (collectively, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case referred to herein as “parties in interest”) with respect to such Plans. As a result of our business, we and our current and future affiliates may be parties in interest with respect to many Plans. Where the Bank of Montreal or our affiliate is or becomes a party in interest with respect to a Plan, the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code and result in civil penalties or other liabilities under ERISA or an excise tax under Section 4975 of the Code unless such acquisition and holding is pursuant to and in accordance with applicable statutory, regulatory or administrative relief.

In this regard, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions where neither Bank of Montreal nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “Service Provider Exemption”). Moreover, the United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. Those exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

Accordingly, the notes may not be purchased or held by any Plan or any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for exemptive relief under one or more of the PTCEs listed above or under the Service Provider Exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will therefore be deemed to have represented by such purchase and holding that it either (1) is not a Plan and is not purchasing the notes on behalf of or with “plan assets” of any Plan or (2) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

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Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the prohibited transaction rules of Section 406 of ERISA or Section 4975 of the Code, but may be subject to similar rules under applicable laws or regulations (“Similar Laws”). As such, any purchaser or holder of the notes or any interest in the notes which is, or is investing the assets of, a non-ERISA arrangement will be deemed to have represented by its purchase and holding of the notes that such purchase and holding will not violate the provisions of any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the Service Provider Exemption or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable. If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.

None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition or holding of notes by any Plan or Non-ERISA Arrangement. Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of notes to any Plan or Non-ERISA Arrangement is in no respect a representation by Bank of Montreal of any of our affiliates or any other Transaction Party that such an investment is appropriate for, or meets all applicable legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PS-32

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The terms and conditions set forth in the Distribution Agreement dated September 23, 2018 between Bank of Montreal and the Agents party thereto, including BMOCM, govern the sale and purchase of each of the notes.

We may deliver notes against payment therefor on a date that is greater than two business days following the date of sale of any notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in notes that are to be issued more than two business days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

BMOCM will act as our agent in connection with any redemptions at the investor’s option, and the applicable Redemption Fee Amount applicable to any such redemptions will be paid to us. Additionally, it is possible that BMOCM and its affiliates may profit from expected hedging activities related to any of the notes, even if the value of those notes declines.

The notes are not intended for purchase by any investor that is not a United States person, as that term is defined for U.S. federal income tax purposes, and no dealer may make offers of the notes to any such investor.

The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (the “EEA”). For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (b) a customer, within the meaning of Insurance Distribution Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) (2017/1129) (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Conflicts of Interest

BMOCM is an affiliate of Bank of Montreal and, as such, has a “conflict of interest” in the offerings contemplated hereby, within the meaning of FINRA Rule 5121. Consequently, each offering of the notes will be conducted in compliance with the provisions of Rule 5121. BMOCM is not permitted to sell notes in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

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